                                   EXHIBIT 2.1

                                DATED MAY 3, 1999


                           ROSLIN INSTITUTE AND OTHERS

                                     - and -

                                GERON CORPORATION

--------------------------------------------------------------------------------

                           SALE AND PURCHASE AGREEMENT

                                 - relating to -
                           the issued share capital of
                             Roslin Bio-Med Limited

--------------------------------------------------------------------------------

                             TAYLOR JOYNSON GARRETT
                                    Carmelite
                             50 Victoria Embankment
                                   Blackfriars
                                 London EC4Y 0DX

                              Tel No: 0171 353 1234
                              Fax No: 0171 936 2666
                                  DX: 41 LONDON

                                Draft:4: 05/15/99
                                  Ref: SXW/MXR

                                      INDEX


CLAUSE NO.                                                           PAGE NO.
         1. DEFINITIONS AND INTERPRETATION..........................     1
         2. SALE AND PURCHASE.......................................     9
         3. CONSIDERATION...........................................    10
         4. VENDORS' WARRANTIES.....................................    10
         5. LIMITATIONS TO THE WARRANTIES...........................    12
         6. PURCHASER'S WARRANTIES..................................    19
         7. COMPLETION..............................................    19
         8. COVENANTS OF THE PURCHASER AND THE VENDORS..............    22
         9. RESTRICTIONS............................................    23
         10. CONFIDENTIALITY........................................    26
         11. RESTRICTIVE TRADE PRACTICES ACT........................    27
         12. NOTICES................................................    27
         13. MISCELLANEOUS..........................................    30
         14.WARRANTORS' REPRESENTATIVE..............................    28
         15. LAW AND JURISDICTION...................................    36


SCHEDULES

        1.      The Vendors and the Consideration Shares

        2.      The Company

        3.      The Company IPR

        4.      Representations and warranties of the Warrantors

        5.      Conditions to Completion

        6.      Representations and warranties of the Purchaser

THIS AGREEMENT is made the 3rd day of May, 1999

BETWEEN

(1)      THE PERSONS whose names and addresses are set out in columns 1 and 2 of schedule 1 (collectively the "Vendors" and severally a "Vendor"); and

(2) GERON CORPORATION whose place of business is at 230 Constitution Drive, Menlo Park, CA 94025 (the "Purchaser").

INTRODUCTION

(A) Roslin Bio-Med Limited is a private company limited by shares incorporated in Scotland, further details of which are set out in schedule 2 (the "Company").

(B) The Vendors are the registered shareholders of all of the issued share capital of the Company in the proportions set out against their names in column 3 of schedule 1.

(C) Subject to the terms and conditions of this agreement the Vendors have agreed to sell and the Purchaser has agreed to purchase all of the issued share capital of the Company.

AGREED TERMS

         1.       DEFINITIONS AND INTERPRETATION

                  1.1      In this agreement:

         "ACCOUNTING REQUIREMENTS" means the accounting requirements of the Companies Act, SSAPs, FRSs, abstracts of the Urgent Issues Task Force, any other requirement of a United Kingdom accounting body having mandatory effect, FREDs and other generally accepted accounting principles and practices in the United Kingdom to the extent applicable and in force in relation to the Company as at the Completion Date;

         "ACCOUNTS" means the audited accounts of the Company for the financial year ended on the Accounts Date including the auditors' and directors' reports, the audited balance sheet as at the Accounts Date, the audited profit and loss account for such period and the notes to them;

         "ACCOUNTS DATE" means 28 February 1999;

         "AFFILIATE" means, in respect of any person:

         (a) any person connected with such person (and "connected with" bears the meaning set out in section 839 of ICTA); and/or

         (b) any company under the control of such person (and "control" bears the meaning set out in section 840 of ICTA); and/or

         (c) any associated company of such person (and "associated company" bears the meaning set out in section 416 of ICTA);

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any day which is a public holiday in any of the countries referred to in sub-clause 12.2;

         "BUSINESS HOURS" means the hours of 09.00 to 17.30 on a Business Day in the place to which any notice or other written communication is sent pursuant to this agreement;

         "CAA" means the Capital Allowances Act 1990;

         "COMPANY'S ACCOUNTANTS" means Arthur Andersen of 191 West George Street, Glasgow, G2 5QD;

         "COMPANIES ACT" means the Companies Act 1985;

         "COMPANY IPR" means:

                           (a) the patents, applications and supplementary certificates for patents listed in the Warrantors' Disclosure Letter and any other patents, applications and supplementary certificates for patents registered or applied for in any part of the world in respect of the same inventions as those patents, applications and supplementary certificates set out in Part A of schedule 3 (whether or not claiming priority from any such patents and/or applications) (together "PATENTS"); and

                           (b) the trademarks listed in Part B of schedule 3 and all other business names, brand names, trade marks (whether in fancy script or otherwise), devices, logos, get up and signs (and whether or not registered or applied for) owned by the Company together with all goodwill associated with or symbolised by any of the foregoing (together "TRADEMARKS");

                           (c) all ideas, concepts, inventions, unpatented drawings, designs, models, specifications, data, formulae, processes and procedures, techniques and any other technical information or documentation

                           (including computer stored information and documentation) owned or co-owned by or under the control of the Company which is secret and substantial ("KNOW-HOW"); and

         (d)      all database rights;

         "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with the parties' respective obligations under clause 7;

         "COMPLETION DATE" means the date of Completion as set out in sub-clause 7.1;

         "COMPUTER SYSTEM" means the computer systems, including all its equipment, hardware, firmware, software and accessories used in the business of the Company;

         "CONDITIONS" means the conditions precedent to Completion contained in schedule 5;

         "CONFIDENTIAL INFORMATION" means all confidential technical, commercial and other confidential information, know-how, experience, knowledge and skill relating to the business of the Company as at the Completion Date including (without prejudice to the generality of the foregoing) all research and development drawings, formulae, processes, specifications, trade secrets, test reports, operating and testing procedures, practices, listings, instruction manuals, tables of operating conditions, lists and particulars of customers and suppliers, marketing methods, pricing, credit and payment policies, profit margins, discounts and rebates (if any);

         "CONSIDERATION SHARES" means 2,100,000 ordinary shares in the capital of the Purchaser's common stock at $0.001 par value to be issued credited as fully paid, being the 3i Consideration Shares and the Escrow Shares;

         "DAMAGES" means losses, damages, liabilities fees and costs (including legal costs) and expenses reasonably and properly incurred;

         "DISCLOSED" means disclosed with sufficient clarity and detail to enable the Purchaser to assess the financial and commercial impact on the Company of the matter disclosed;

         "ENCUMBRANCE" means any mortgage, charge, lien, pledge, hypothecation, assignment by way of security, equity, claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), valid and enforceable conflicting claim of ownership or any other third party right or encumbrance of any nature whatsoever (whether or not perfected);

         "ESCROW AGENT" means U.S. Bank Trust National Association or such other institution selected by unanimous agreement of the Warrantors' Representative and the Purchaser to act as an escrow agent;

         "ESCROW AGREEMENT" means the escrow agreement in the agreed form;

         "ESCROW FUND" means the escrow fund established pursuant to the Escrow Agreement in respect of the Escrow Shares;

         "ESCROW SHARES" means the First Escrow Shares and the Second Escrow Shares;

         "FINANCIAL YEAR" shall be construed in accordance with section 223 of the Companies Act;

         "FIRST ESCROW SHARES" means 860,000 of the Consideration Shares to be issued to the Warrantors as shown in column 4.2(a) of schedule 1;

         "FREDS" means the financial reporting exposure drafts issued by the Accounting Standards Board Limited;

         "FRSS" means the financial reporting standards established by the Accounting Standards Board Limited;

         "GOVERNMENT ENTITY" means any court, administrative agency, commission or other governmental authority;

         "HAZARDOUS MATERIALS" means wastes, pollutants, contaminants, petroleum, petroleum products, dangerous, hazardous or toxic substances and materials (including liquids, solids, gases, ions and noise and substances prescribed in schedules 4, 5 and 6 of the Environmental Protection (Prescribed Processes and Substances) Regulations 1991) which may be harmful to human health or other life or the environment or a nuisance to any person;

         "ICTA" means the Income and Corporation Taxes Act 1988;

         "IHTA" means the Inheritance Tax Act 1984;

         "INTELLECTUAL PROPERTY" means all patents and supplementary certificates, registered designs, know-how, rights in trade secrets and confidential information; registered or unregistered trademarks, service marks and applications therefor and all other business names, brand names, devices, logos, (and whether or not registered or applied for) with all the goodwill associated with or symbolised by any of the foregoing; all other inventions (whether or not capable of protection by patent or other form of registration); all copyright, rights in the nature of copyright, sui generis rights, design rights, moral rights and all other like rights in all parts of the world whether present or vested future or contingent; all other intellectual property rights throughout the world for the full term of the rights concerned and including: all registrations and pending registrations relating to any such rights and the benefit of any pending applications for any such registrations; all reversions, extensions and renewals of such rights; and all accrued rights of action in relation to such rights (including the right to sue for and recover damages for past infringements);

         "LICENCES" means the licences, agreements, contracts, permissions listed in part C of schedule 3 being legal arrangements pursuant to which the Company is entitled to utilise any Intellectual Property owned by any third party;

         "LICENSORS" means the licensors under the Licences;

         "LICENCE AGREEMENT" means the licence agreement in the agreed form;

         "MATERIAL" means with respect to any event, change, condition or effect any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of an entity or group of entities;

         "MATERIAL ADVERSE EFFECT" means with respect to any entity or group of entities any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this agreement or otherwise to prevent such entity and its subsidiaries from performing their obligations under this agreement;

         "NEW SHARES" means any of the Purchaser's shares or other equity issued or distributed by the Purchaser (including shares issued in a stock split) which may be issued on or after Completion to the Warrantors in addition to the Escrow Shares;

         "OPTION EXCHANGE AGREEMENT" means the option exchange agreement in the agreed form;

         "OPTION SHARES" means that those shares in the Company over which options have been granted as set out in column 5 of schedule 1;

         "PATENTS ACT" means the Patents Act 1977;

         "PURCHASER'S ACCOUNTANTS" means Ernst & Young of 1451 California Avenue, Palo Alto, CA 94304;

         "PURCHASER'S DISCLOSURE LETTER" means the disclosure letter in the agreed terms of even date given by the Purchaser to the Vendors;

         "PURCHASER'S SOLICITORS" means Taylor Joynson Garrett of Carmelite, 50 Victoria Embankment, Blackfriars, London EC4Y 0DX;

         "PURCHASER'S TRANSFER AGENTS" means US Stock Transfer Corporation;

         "PURCHASER'S WARRANTIES" means the representations and warranties set out in schedule 7;

         "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement in the agreed form;

         "RELEVANT DATE" means:

         (a) in the case of the Warrantors other than the Roslin Institute the Completion Date;

         (b) in the case of the Roslin Institute the sixth anniversary of the Completion Date or if earlier the date upon which the Research Agreement terminates;

         "RESEARCH AGREEMENT" means the research funding agreement in the agreed form;

         "RESTRICTED ACTIVITY" means:

         (a) in the case of the Warrantors other than the Roslin Institute, the business of the Company as at the Completion Date;

         (b)      in the case of the Roslin Institute, the Restricted Field;

         "RESTRICTED FIELD" means activities relating to cell based systems for the cloning of animal and human cells and non-human animals;

         "ROSLIN INSTITUTE" means the Roslin Institute of Roslin Bio Technology Centre, Roslin, Midlothian, EH25 9PS;

         "SALE SHARES" means all of the issued A, B, C and D ordinary shares in the Company, details of which are set out in column 3 of schedule 1;

         "SECOND ESCROW SHARES" means 315,000 of the Consideration Shares issued or allocated to the Warrantors as shown in column 4.2(b) of schedule 1;

         "SECURITIES ACT" means the US Securities Act 1933, as amended;

         "SOFTWARE" means all computer programs and all related object code and source code and databases used by the Company in connection with its business;

         "SSAPS" means the statements of standard accounting practice adopted by the Accounting Standards Board Limited;

         "STOCK EXCHANGE" means London Stock Exchange Limited;

         "SUBSIDIARY" means a subsidiary company as defined in section 736 of the Companies Act;

         "3i" means 3i Group Plc (Reg No 1142830) of 91 Waterloo Road, London, SE1 8XP, being one of the Vendors;

         "3i CONSIDERATION SHARES" means 1,240,000 of the Consideration Shares to be issued by the Purchaser in favour of 3i at Completion;

         "TCGA" means the Taxation of Chargeable Gains Act 1992;

         "TAXATION" means all forms of taxation, charges, duties, costs, imposts, levies and rates whenever imposed and whether of the United Kingdom or elsewhere and whether chargeable directly or primarily against or attributable directly or primarily to the Company or to any other person, including without limitation, income tax (including income tax or amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), withholding taxes, corporation tax, advance corporation tax (including amounts corresponding to or representing advance corporation tax), capital gains tax, capital transfer tax, inheritance tax, value added tax, customs duties, excise duties, insurance premium tax, landfill tax, stamp duty, stamp duty reserve tax, national insurance, social security or other similar contributions, and generally any tax, duty, impost or levy or other amount and any interest, penalty or fine in connection therewith but expressly excluding, for the avoidance of doubt, community charges and rates;

         "TAXATION AUTHORITY" means any local, governmental, state, federal or other fiscal, revenue or excise authority, body or official whether in the UK or elsewhere including without limitation, the Inland Revenue and HM Customs and Excise;

         "UK PAYE" means any tax liability pursuant to regulations made by the Board of Inland Revenue under section 203 ICTA 1988;

         "VAT" means value added tax;

         "VATA" means the Value Added Tax Act 1994;

         "VENDORS' AFFILIATE" means an Affiliate of any Vendor but excludes the Company;

         "COMPANY'S SOLICITORS" means Dundas Wilson of Salture Court, 20 Castle Terrace, Edinburgh, EH1 2EH;

         "WARRANTORS' DISCLOSURE LETTER" means the disclosure letter in the agreed form of even date given by the Warrantors to the Purchaser;

         "WARRANTORS' REPRESENTATIVE" means a committee constituting the following individuals Ian Kent and Grahame Bulfield;

         "WARRANTIES" means the representations and warranties set out in schedule 4;

         "WARRANTORS" means the Vendors other than 3i; and

         "YEAR 2000 COMPLIANT" means, in relation to the Software each part of the Computer System and any asset used in the business of the Company which relies upon computer hardware, firmware, software or other information technology, that neither its performance nor its functionality is or will be affected by dates prior to, during or after the year 2000, and in particular:

         (a) no value for current date causes or will cause any interruption in its operation;

         [(b) no value for any date element in any data used as input by the software cause or will cause any interruption in the operation of the software, which will either correctly interpret the date element (where it is a valid date) or else detect and report it as an invalid date and continue processing accordingly;]

         (c) date-based functionality behaves and will behave consistently for dates prior to, during and after year 2000 and produces [and will produce correct results in accordance with the software's specifications];

         (d) in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

         (e)      the year 2000 is and will be recognised as a leap year.

                  1.2      In this agreement references to:

                           (a)      an enactment includes a reference to:

                                    (i)      that enactment as amended, extended
                                    or applied by or under any other enactment before the date of this agreement;

                                    (ii)     any enactment which that enactment
                                    re-enacts (with or without modification);
                                    and

                                    (iii)    any subordinate legislation made
                                    before the date of this agreement under any enactment, including an enactment referred to in sub-clause 1.2(a) (i) or (ii) above;

                           (b) the singular includes a reference to the plural and vice versa;

                           (c) any clause, sub-clause or schedule is to a clause, sub-clause or schedule (as the case may be) of or to this agreement;

                           (d) any gender includes a reference to all other genders;

                           (e) persons include any form and all forms of legal entity including individuals, companies, bodies corporate (wherever incorporated or established or carrying on business), unincorporated associations, governmental entities and partnerships and, in relation to any party who is an individual, his legal personal representative(s);

                           (f) the words "including", "include" and "in particular" shall be construed as being by way of illustration only and shall not be construed as limiting the generality of any foregoing words; and

                           (g) documents "in the agreed form" are to documents in the form of the draft agreed between the parties to this agreement prior to Completion and initialled by or on behalf of the parties for the purposes of identification.

                  1.3 In part D of schedule 4 reference to a section only is to a section of the ICTA, reference to a schedule with a number is to a schedule of ICTA and reference to an Act followed by a year is to the Finance Act of that year.

                  1.4 The introduction and schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement. Accordingly, any reference to this agreement shall include the introduction and schedules.

         2.       SALE AND PURCHASE

                  2.1 Subject to the satisfaction or waiver of the provisions of schedule 5 and implementation of Clause 7, each of the Vendors with full title guarantee shall sell the number of Sale Shares set out against such Vendor's name in column 3 of schedule 1 and the Purchaser shall purchase all right, title and interest in the Sale Shares with effect from Completion.

                  2.2 Each of the Vendors shall sell the Sale Shares free from all Encumbrances and together with all rights to dividends and other distributions of whatsoever nature declared after the date of this agreement in respect of such Sale Shares and all other rights and advantages belonging to or accruing on such Sale Shares as at and from that date.

                  2.3 Neither the Purchaser nor the Vendors shall be obliged to complete the sale and purchase of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously.

                  2.4 Each of the Vendors hereby irrevocably waives all or any pre-emption or other rights which that Vendor may have pursuant to the Company's articles of association or to any other agreement relating to the Sale Shares or otherwise, so as to enable the sale of the Sale Shares to the Purchaser to proceed free of any such pre-emption or other rights.

         3.       CONSIDERATION

                  3.1 The total consideration for the sale of the Sale Shares and the Option Shares shall be the issue of the Consideration Shares to the Vendors as contemplated by this agreement and the Option Exchange Agreements.

                  3.2 The 3i Consideration Shares shall be issued to 3i on Completion.

                  3.3 The Escrow Shares shall be issued to the Warrantors on Completion in the amounts shown against the respective names of the Warrantors in column 4.2 of schedule 1 (other than those to be issued in respect of the Option Shares) and shall be subject to the provisions of the Escrow Agreement and this agreement. For the avoidance of doubt, 3i shall not and shall not be required to deposit any of the 3i Consideration Shares issued to it in the Escrow Fund or otherwise grant any Warranties in favour of the Purchaser other than as set out in Part A of schedule 4.

                  3.4 The Consideration Shares to be issued pursuant to this agreement shall not be registered as at Completion under the Securities Act in reliance upon the exemption contained in Regulation S and section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance upon the Warranties.

                  3.5 The obligations of the Purchaser, the Company and the Vendors with respect to the registration of the Consideration Shares shall be governed by the Registration Rights Agreement.

         4.       VENDORS' WARRANTIES

                  4.1 Each of the Vendors on its own behalf severally represents and warrants to the Purchaser in the knowledge that the Purchaser is entering into this agreement in reliance upon each of the Warranties contained in Part A of schedule 4 being true and accurate.

                  4.2 The Warrantors severally represent and warrant to the Purchaser in the knowledge that the Purchaser is entering into this agreement in reliance upon each of the Warranties (subject to the limitations contained in clause 5) set out in Parts B, C and D of Schedule 4 being true and accurate.

                  4.3 Subject to the limitations contained in clause 5 if there is a breach of any of the Warranties then, in respect of each such breach and without prejudice to the right of the Purchaser to calculate Damages on any basis available to it but subject to the limitations contained in clause 5 and the other provisions of this agreement, the Warrantors agree that the Purchaser may retain such Escrow Shares and/or New

                  Shares or such other property as is retained in the Escrow Fund subject to and in accordance with the Escrow Agreement. The Purchaser agrees with the Warrantors that retention as aforesaid is the only remedy which the Purchaser has and may take against the Warrantors in respect of a breach of this agreement, including the Warranties.

                  4.4 Upon the sale of the Sale Shares by the Purchaser (or any subsequent owner thereof) the benefit of the Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled to them. For the avoidance of doubt, any person to whom the benefit of the Warranties is assigned shall be subject to the limitations set out in clause 5 and the other applicable provisions of this agreement.

                  4.5 Each of the Warranties shall be construed as a separate and independent warranty and (subject to clause 5) shall not be governed, limited or restricted by reference to or inference from any other terms of this agreement or any other Warranty.

                  4.6 Any payments or deemed payment made by the Vendors to the Purchaser in respect of claims under the Warranties shall so far as possible be treated by the parties as a reduction in the consideration for the Sale Shares received by the Vendor or Vendors which made the payment or deemed payment.

                  4.7 In this agreement any reference to a Warrantors "knowledge", "awareness", "information" or "belief" means such knowledge, awareness, information or belief as that party would have after having made:-

                           (a) in the case of the Warrantors (other than Ian Kent and John Brown) all due and diligent enquiry of the Warrantors (other than Ian Kent and John Brown and no other third party or person);

                           (b) in the case of Ian Kent and John Brown reasonable enquiry of Ian Kent and John Brown (and no other third party or person);

                           and if there is a reference to the "knowledge",
                  "awareness", "information" or "belief" of more than one Warrantor all of the relevant Warrantors shall be deemed to have knowledge, awareness, information or belief of each other.

                  4.8 Each of the Warrantors hereby agrees with the Purchaser (for itself and as trustee for the Company) to waive any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or any of its officers and employees or advisers in enabling the Warrantors to give the Warranties, to prepare the Warrantors' Disclosure Letter and to enter into this agreement and undertakes not to make any claim in respect of such reliance.

                  4.9      Subject to the provisions of paragraph (j) of
                  schedule 6, the rights and remedies of the Purchaser in respect of any breach of this agreement shall not be affected by any investigation made by or on behalf of the Purchaser into the affairs of the Company or actual or constructive knowledge on the part of the Purchaser or its agents or advisers or by any other event or matter whatsoever, except a specific and written waiver or release given by the Purchaser and except as otherwise expressly provided in this agreement in relation to the Warrantors' Disclosure Letter.

                  4.10 All sums payable by the Vendors or the Purchaser under this agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Vendors or the Purchaser (as the case may be) shall pay such additional amount as shall be required to ensure that the net amount received by the Vendors or the Purchaser (as the case may be) will equal the full sum which would have been received by them or it had no such deduction or withholding been required to be made.

                  4.11 Subject to clause 5 if any payment made by the Warrantors in relation to a claim for breach of Warranty which relates to Taxation will be or has been subject to Taxation in the hands of the Purchaser, the Purchaser may demand in writing from the Warrantors such sum (after taking into account any Taxation payable in respect of such sum) as will ensure that the Purchaser receives and retains a net sum equal to the sum which it would have received had the payment not been subject to Taxation. The Warrantors shall pay any such sum which is demanded pursuant to this sub-clause 4.11 within 10 Business Days of receipt of a notice from the Purchaser identifying that such Taxation is legally due for payment within 20 Business Days from the date of such notice.

        5.     LIMITATIONS TO THE WARRANTIES

                  5.1 Notwithstanding any other provision of this agreement (but save as acknowledged below), no limitations of any kind whatsoever shall apply to any claim under this agreement or any agreements contemplated hereby against a Vendor:

                           (a) which is (or the delay in discovery of which is) the consequence of any fraud, dishonesty or deliberate concealment on the part of that Vendor, his or its agents or advisers; or

                           (b) which is the result of a breach of any Warranty in Part A of schedule 4;

         it being acknowledged and agreed that the limitation provisions shall apply to any claim brought against any of the other Vendors who were not a party to such fraud, dishonesty or concealment or to whose Sale Shares the breach of Warranty in Part A of the schedule 4 did not apply.

                  5.2 The following provisions of this clause 5.2 shall operate to exclude and/or limit the liability of the Warrantors under or in connection with this agreement (where expressly stated) in sub-clauses 5.2 (m) and (s) and the
                  Warranties:

                           (a) the Warrantors shall not be liable under or by virtue of the Warranties in respect of any matter Disclosed in the Warrantors' Disclosure Letter; provided, however, that any information Disclosed with respect to a particular Warranty in the Warrantors' Disclosure Letter shall be deemed to be Disclosed and incorporated in any other section of the Warrantors' Disclosure Letter where such disclosure would be appropriate;

                   *       (b)      the Warrantors shall have no liability under
                           or by virtue of the Warranties unless and until the aggregate amount of all valid claims by the Purchaser under or by virtue of the Warranties shall exceed
                           [*] (subject always to the other provisions of this clause 5.2) and in such case the Warrantors shall be liable for the whole of such amount of that claim and not just the excess;

                           (c)      no single claim may be made against the
                           Warrantors under or by virtue of the Warranties
                     *     unless the amount so claimed in respect of that claim
                           shall exceed [*] and any claim of less than that
                           amount shall be disregarded for all purposes but once such amount has been exceeded, the Warrantors shall be liable for the whole of such amount of that claim and not just the excess;

                           (d)      if, but for this clause 5.2(d), the
                           Warrantors would be liable in respect of the same matter under or by virtue of more than one of the Warranties and any sum in respect of that matter is paid under one particular Warranty the liability of the Warrantors (if any) under or in respect of another Warranty in respect of that matter shall be reduced by the amount of such sum;

                           (e) if the Warrantors pay an amount in respect of any liability under or by virtue of the Warranties and the Purchaser or the Company subsequently recovers from a third party (including, for the avoidance of doubt, any insurance company or any tax authority) a sum which is received as a result of that breach, the Purchaser shall promptly repay or

----------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                           procure repayment to the Warrantors of so much of the amount paid by them as, when added to the sum recovered from such third party, exceeds the amount due to the Purchaser or the Company in respect of that breach;

                           (f) the amount of any claim under or by virtue of the Warranties shall take into account any cash relief from, or cash deductions realised by the Company and the Purchaser in respect of Taxation;

                           (g) the Warrantors shall not be liable for any claim which would not have arisen, or to the extent that any claim would have been for a lesser amount, except as a result of a voluntary act, default or transaction of the Purchaser or of the Company (save where pursuant to a legally binding obligation existing prior to Completion or in the ordinary course of business) or any permitted successor or assignee of the Purchaser occurring on or after Completion;

                           (h) the Warrantors shall be under no liability under or by virtue of the Warranties in respect of any matter arising from or connected with any change of the accounting reference date of the Company or any accounting policy or practice of the Company adopted by the Purchaser or the Company after Completion;

                           (i) the Warrantors shall not be liable in respect of a claim under or by virtue of the Warranties if such claim would not have arisen or would have been made for a lesser amount but for a change or changes in legislation made after Completion;

                           (j) the amount of any successful claim against the Warrantors under or by virtue of the Warranties shall be deemed to constitute a reduction in the price payable by the Purchaser for the Sale Shares;

                           (k) the Warrantors shall have no liability to the Purchaser or the Company under or by virtue of the Warranties:

                                    (i)      to the extent that allowance,
                                    provision or reserve in respect of the
                                    matter or thing which gave rise to any such liability has been provided for in the Accounts or to the extent that payment or discharge of the relevant matter has been taken into account therein; or

                                    (ii)     in respect of any allowance,
                                    provision or reserve made in the Accounts which is insufficient or inadequate only by reason of any increase in any rate of Taxation effective after the Accounts Date; or

                                    (iii)    to the extent that such liability
                                    would not have arisen or would have been made for a lesser amount but for any alteration, enactment or re-enactment of any legislation, subordinate legislation or quasi legislative act or any regulatory requirement or any SSAP or FRS which takes effect after Completion;

                           (l) nothing contained in this agreement shall or shall be taken to relieve the Purchaser or the Company of any duty and obligation to use reasonable endeavours to (which shall not include making a claim against the Purchaser's insurer but shall include making a claim against the Company's insurer(s) as at Completion where permitted under the relevant insurance policy) mitigate any Damages which the Purchaser or the Company may incur or suffer and the Purchaser shall and shall procure that the Company shall use reasonable endeavours (which shall not include making a claim against the Purchaser's insurer but shall include making a claim against the Company's insurer(s) as at Completion where permitted under the relevant insurance policy) to mitigate any such Damages which the Purchaser or the Company may incur or suffer in relation to any claim against the Warrantors under or pursuant to the Warranties subject to the Purchaser and/or the Company being indemnified by the Warrantors against all costs and expenses reasonably and properly incurred in connection therewith;

                           (m) if the benefit of the Warranties or indeed any other right of the Purchaser or the Company under this agreement is assigned, the obligations and liabilities of the Warrantors (if any) shall be no greater than it would have been if the Purchaser had remained the owner of the Sale Shares and had retained the benefit of the Warranties and its other rights under or pursuant to this agreement;

                           (n)      the Purchaser irrevocably and
                           unconditionally waives any and all rights it may have to rescind this agreement for any breach of the Warranties or untrue representation, or undertaking or statement of fact or opinion made to it in relation to the subject matter or this agreement or the Company which is not contained in this agreement or the Warrantors' Disclosure Letter (including the annexures thereto) and, save in the case of any fraudulent misrepresentation, the Purchaser agrees with the Warrantors that the Purchaser shall have no remedy against the Warrantors, and the Warrantors shall have no liability of whatever nature and howsoever arising to the Purchaser, in respect of any statement of fact or opinion whatsoever, including any untrue or misleading statement, warranty or representation (express or implied) made to the Purchaser or its agents, officers or employees upon which the Purchaser or its agents, officers or employees relied or may have relied in entering into this agreement which is not contained in this agreement;

                           (o) for the purpose of enabling the Warrantors to remedy a breach or to mitigate or otherwise determine the amount of any claim for breach of the Warranties or to decide what steps or proceedings should be taken in order to mitigate any claim for breach of the Warranties, the Purchaser shall:

                                    (i)      give notice to the Warrantors
                                    within 14 days of any breach or
                                    circumstances giving or likely to give rise to a breach coming to its notice or to the notice of any company;

                                    (ii)     pass to the Warrantors as soon as
                                    reasonably possible, any further particulars it receives relating to the breach or circumstances referred to in paragraph (i) above;

                                    (iii)    make or procure to be made
                                    available to the Warrantors or their duly authorised representatives all relevant books of accounts, records and correspondence of the Company and permit the Warrantors to ascertain or extract any relevant information therefrom;

                                    (iv)     at the request of the Warrantors,
                                    allow the Warrantors to participate in the sole conduct of any claim against the Purchaser or the Company which has given rise to a claim for breach of the Warranties against the Warrantors under this agreement; and

                                    (v)      make no admission of liability,
                                    agreement, settlement or compromise in
                                    respect of any claim with any third party
                                    (including, for the avoidance of doubt, any insurance company) without the prior written approval of the Warrantors, which approval shall not unreasonably be withheld;

                           (p) upon any claim being made, the Purchaser shall and shall co-operate to procure that the Company shall, make available to accountants and others appointed by the Warrantors such relevant records and information as the Warrantors reasonably request in connection with such claim and the Purchaser shall, and shall co-operate to procure that the Company shall, use best endeavours to procure that the auditors (both past and then current) of the Company makes available to the Warrantors and to accountants and others appointed by the Warrantors their audit working papers in respect of audit of the Company's accounts for any relevant accounting period in connection with the claim. Such access shall be required only at reasonable times and on reasonable notice;

                           (q) the liability of the Warrantors under or in connection with the Warranties shall be several and not, for the avoidance of doubt, joint and several;

                           (r) notwithstanding any other provision of this agreement (including, for the avoidance of doubt, the Warranties), the Purchaser acknowledges to and agrees with the Warrantors that no warranty, covenant, representation, indemnity or undertaking (whether express or implied) shall be deemed to be made nor shall the Warrantors have any liability in respect of any Warranty or any other provision of this agreement in so far as it relates to the Company's IPR or any person's or persons' Intellectual Property including, for the avoidance of doubt, in relation to either the Company's interest or interests in or title to titles in and to the Company's IPR save to the extent expressly set out in Warranties 12.1 to 12.19 set out in Part B of schedule 4 respectively ("the IPR Warranties");

                           (s) the maximum aggregate liability of the Warrantors under or by virtue of this agreement (including the Warranties) shall not exceed the aggregate value of the Escrow Fund at the date of payment of any such liability. Accordingly, the maximum aggregate liability of each of the Warrantors under this agreement (including the Warranties) shall not exceed the value of the Escrow Shares set against the name of the respective Warrantor in column 4.2 of schedule 1 as at the date of payment of any such liability. Any and all amounts to be paid by the Warrantors for their share of any liability under this agreement (including the Warranties) shall be payable only out of the Escrow Fund (to the extent then available).

                           (t) all liability of the Warrantors under or by virtue of the Warranties shall cease and any claim made thereunder or by virtue thereof against the Warrantors shall be wholly barred and unenforceable:-

                  (i) in the case of liability under or by virtue of the Warranties (other than the IPR Warranties), with effect from 3 May 2000; and

                  (ii) in the case of liability under or by virtue of the IPR Warranties, with effect from 3 November 1999.

                  unless notice of the relevant claims specifying the amount claimed and with (i) reasonable details of the facts and circumstances, in so far as then available, constituting or giving rise to the alleged breach or the alleged liability and
                  (ii) the amount claimed in respect thereof (detailing (in so far as possible) the amount of Damages suffered by the Purchaser or the Company and the basis and method of calculation of such Damages) shall have been given to the Warrantors prior to the dates referred to in paragraphs (i) and (ii) above. Any such claim under or by virtue of the Warranties (other than the IPR Warranties) shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn after 3 November 2000 unless proceedings (whether by way of litigation, arbitration or otherwise) in respect of it have commenced by being served on the Warrantors prior to 3 November 2000. Any such claim under or by virtue of the IPR Warranties shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn on 3 May 2000 unless proceedings (whether by way of litigation, arbitration or otherwise) in respect of it have been commenced by being served on the Warrantors prior to 3 May 2000. Following the commencement of any claim under the Warranties the Purchaser undertakes to proceed with such claim or claims as quickly as reasonably possible (having regard to all relevant circumstances).

                  5.3 Subject to this clause 5, all claims shall be made in accordance with the provisions of the Escrow Agreement.


         6.       PURCHASER'S WARRANTIES

                  6.1 The Purchaser represents and warrants in the knowledge that the Vendors are entering into this agreement in reliance upon the accuracy of each of the Purchaser's Warranties that the Purchaser's Warranties are true and accurate.

                  6.2 Each of the Purchaser's Warranties shall be construed as a separate and independent warranty and shall not be governed, limited or restricted by reference to or inference from any other terms of this agreement or any other Purchaser's Warranty.

                  6.3 The rights and remedies of the Vendors in respect of any breach of this agreement shall not be affected by any investigation made by or on behalf of the Vendors into the affairs of the Purchaser or actual or constructive knowledge on the part of the Vendor or their agents or advisers or by any other event or matter whatsoever, except a specific and written waiver or release given by the Vendor and except as otherwise expressly provided in this agreement in relation to the Purchaser's Disclosure Letter.

                  6.4 If there is a breach of any of the Purchaser's Warranties then, in respect of each such breach, the Vendors shall be entitled to claim Damages from the Purchaser on any basis which may be available to them.


         7.       COMPLETION

                  7.1 Subject to the provisions of schedule 5, the sale and purchase of the Sale Shares shall be completed at the offices of the Purchaser's Solicitors at 9.00 a.m. on 3 May 1999 (or at such other time or place as the parties shall agree).

                  7.2 On Completion 3i shall deliver to the Purchaser a duly executed stock transfer forms in respect of its Sale Shares together with the related share certificates (such stock transfer forms to be in favour of the Purchaser or its nominees, as the Purchaser shall direct) to enable it or its nominees to be registered as the holders of the Sale Shares free from all encumbrances.

                  7.3 On Completion the Warrantors shall deliver or cause to be delivered to the Purchaser:

                           (a) duly executed stock transfer forms in respect of the Sale Shares together with the related share certificates (such stock transfer forms to be in favour of the Purchaser or its nominees, as the Purchaser shall direct) to enable it or its nominees to be registered as the holders of the Sale Shares free from all Encumbrances;

                           (b)      an acknowledgement from each of the
                           Warrantors to the Purchaser and the Company executed as a deed to the effect that save in relation to remuneration or reimbursement of expenses incurred in relation to his or her employment details of which are specified in such deed, there is no outstanding indebtedness owing at Completion from the Company to such Warrantor or to any such Warrantor's Affiliate or vice versa;

                           (c) letters of resignation in the agreed form from Ian Kent, John Brown, Ian Biggs, Grahame Bulfield and Ian Wilmut as directors of the Company;

                           (d) written confirmation to the Company and the Purchaser that each of the aforementioned departing directors of the Company (other than Ian Biggs and Ian Wilmut) has returned or delivered to the Company all property of the Company used, enjoyed or held by them in their capacity as employees or officers of the Company including without prejudice to the generality of the foregoing books, records, papers and information of the Company (on whatever medium stored), motor vehicles, credit cards, keys, security cards, personal computers, software, magnetic or other discs on which information is stored;

                           (e) the written resignation of the auditors of the Company together with a statement in accordance with section 394 of the Companies Act that there are no circumstances connected with such resignation which they consider should be brought to the attention of the members or creditors of the Company;

                           (f) the statutory books of the Company complete and accurate up to Completion (but not including any acts or transactions to take place at Completion) and any company seal(s), certificates of incorporation, certificates of incorporation on change of name and all unused share certificates of the Company and all cheque books of the Company;

                           (g)      the Warrantors' Disclosure Letter;

                           (h) revised contracts in the agreed form between the Purchaser and each of Simon Best and Piers Lincoln duly executed by the parties.

                           (i) consultancy agreements in the agreed form between the Purchaser and each of John Clark and Ian Wilmut duly executed by the parties.

                  7.3 On Completion the Warrantors shall procure the holding of a meeting of the directors of the Company at which the directors of the Company shall:

                           (a) (subject to stamping) approve the transfers to the Purchaser (or its nominees) of the Sale Shares;

                           (b) appoint David Greenwood and Tom Okarma as additional directors of the Company;

                           (c) accept the resignations referred to in sub-clauses 7.2(c) and (e) relating to the Company;

                           (d) appoint Ernst & Young as the new auditors of the Company;

                           (e) change the accounting reference date of the Company to 31 December; and

                           (f)      cancel the existing mandates to the
                           Company's bankers and replace them with new mandates as requested by the Purchaser.


                  7.4 On Completion the Vendors shall pass a written resolution changing the name of the Company to Geron Bio-Med Limited.

                  7.5 On Completion the Purchaser shall deliver to the Vendors or to the Company's Solicitors for and on behalf of the Warrantors (whose receipt shall be a sufficient discharge):

                           (a) a certified copy of the minutes of the board of directors of the Purchaser authorising the execution and performance by the Purchaser of its obligations under this agreement;

                           (b)      the Purchaser's Disclosure Letter;

                           (c) a certified copy of instructions to the Purchaser's Transfer Agent to prepare Share Stock Certificates in favour of the Vendors in respect of the number of Consideration Shares set out against their respective names in column 4 of schedule 1.

                  7.6 On or prior to Completion each of the following shall be done:

                           (a) the Purchaser and Roslin Institute shall enter into or have entered into the Research Agreement;

                           (b) the Purchaser, the Company and Roslin Institute shall enter into or have entered into the Licence Agreement;

                           (c)      the Purchaser, and the Warrantors'
                           Representative shall and shall ensure that the Escrow Agent shall have entered into the Escrow Agreement;

                           (d) the Purchaser and each of the Vendors' shall enter into or have entered into the Registration Rights Agreement.

                  7.7 On or as soon as practicable after Completion, the Consideration Shares which each Warrantor is entitled to receive pursuant to clause 3 of this agreement (namely, in aggregate 860,000 Consideration Shares) shall without any act of such Warrantor be registered in the name of the Warrantor and shall be deposited with the Escrow Agent and such deposit or deposits shall constitute the Escrow Fund.


        8.        COVENANTS OF THE PURCHASER AND THE VENDORS

                  8.1 Each party shall execute and do all such lawful documents acts and things as may be reasonably required subsequent to Completion by the other parties for, in the case of the Purchaser, securing to or vesting in the Purchaser the legal and beneficial ownership of such party's Sale Shares and in the case of the Vendors, the legal and beneficial ownership of the relevant Consideration Shares (subject always to the other provisions of this Agreement, the Escrow Agreement and the Registration Rights Agreement).

                  8.2 All parties to this agreement agree that the Purchaser and the Vendors will be jointly responsible for any press release or publication with respect to the existence of this agreement or the transactions contemplated hereby and further agree to co-operate in good faith with respect to any such press release or public statement and except as may be required by law or by any regulatory authority to which the parties are subject, further agree not to issue any such press release or public statement without the prior written consent of the Purchaser, 3i and the Warrantors' Representative (as appropriate) (in the case of a publication proposed by the Company and/or a Vendor). Each party agrees to provide any such press release or public statement to the Company, 3i and the Warrantors' Representative in advance of publication and provide the Company, 3i and the Warrantors' Representative a reasonable opportunity to review and comment on such publication.

                  8.3 Each party will fully co-operate (in so far as it is lawfully able so to do) with the other parties, their lawyers and accountants in connection with any steps required to be taken as part of its obligations under this agreement.

                  8.4 The Purchaser reserves the right to make an election under Section 338(g) of the US Internal Revenue Code and any comparable provisions of state, local or foreign law. The Vendors acknowledge that the Purchaser shall control the preparation and filing of such election and the Vendors agree that they will reasonably co-operate with the Purchaser and the Company with respect thereto.

                  8.5 All stamp duties or stamp duty reserve tax payable on the transfer of the Sale Shares to the Purchaser or otherwise arising from the transactions contemplated by this agreement shall be borne by the Purchaser.

                  8.6 The Warrantors shall procure that the Company's Accountants shall prepare the tax returns and computations of the Company for the accounting period ending on or prior to 28 February 1999, save that the preparation and submission of the same shall not be unreasonably delayed. Should the preparation or submission of the tax returns and computations of the Company for the accounting period ending on or prior to the 28 February 1999 in the reasonable opinion of the Purchaser be unreasonably delayed by the Warrantors, then the Purchaser shall prepare and submit the same.

                  8.7 The Purchaser shall procure that the returns and computations mentioned in clause 8.6 shall be authorised, signed and submitted to the appropriate Tax Authority without amendment or with such amendments required by the Purchaser and which the Warrantors shall reasonably agree and the Purchaser shall give the Warrantors or their agents all such assistance as may be reasonably required to prepare those returns and computations for submission to the appropriate Taxation Authorities provided that the Purchaser shall not be obliged to take any such action as is mentioned in this clause
                  8.7 in relation to any return that is not full, true and accurate in all material respects. Nor shall the Purchaser be obliged to take any such action which in the reasonable opinion of the Purchaser shall affect adversely either the future tax liability of either the Purchaser or the Company concerned or of any person connected with any of them, or in any way materially prejudice the relationship of the Purchaser or the Company with any Taxation Authority.


        9.        RESTRICTIONS

                  9.1 By way of further consideration of the Purchaser agreeing to purchase the Sale Shares from the Vendors, each of the Warrantors covenants with the Purchaser that he or it will not whether alone or jointly with or as agent of any person or persons directly or indirectly:

                           (a) for the period of two years after the Relevant Date:

                                    (i)      take up or hold any office in or
                                    with any business or undertaking; or

                                    (ii)     take up or hold any post or
                                    position which enables or permits that
                                    Warrantor to exercise a controlling
                                    influence over any business or undertaking;
                                    or

                                    (iii)    take up or hold any employment or
                                    consultancy with any person which is engaged in any business or undertaking which results in that Warrantor being engaged in a Restricted Activity, provided that the Warrantor shall not be precluded from:-

                  (aa) in the case of the Warrantors (other than Roslin Institute), complying with their obligations under any contract of employment or consultancy agreement with the Company or the Purchaser or being employed or otherwise engaged in any such business or undertaking whose activities include any business which competes with the Company so long as that Warrantor will not be directly or indirectly employed or engaged in, or review materials produced by or relating to that business or undertaking;

                  (bb)     in the case of Roslin Institute:-

                           (A) receiving commercial funding of research in the Restricted Field subject to the prior written consent of the Purchaser;

                           (B) receiving non-commercial funding of research in the Restricted Field provided that the Purchaser shall, prior to any intellectual property arising from such research being made available to any third party for commercial exploitation, have an exclusive option exercisable within 45 days following receipt of written notice from the Roslin Institute to take an exclusive worldwide licence to such intellectual property and if it elects not to do so (for whatever reason) or the terms of such licence cannot be agreed within such period then such intellectual property may be offered to third parties on terms no more favourable than the terms upon which it was offered to the Purchaser;

                           (cc) holding as an investment not more than 5% of the issued share capital of a company quoted on a recognised stock exchange (as that expression is defined in section 207 Financial Services Act 1986);

                           (b) for the period of two years after the Relevant Date deal with any person who at any time during the period of twelve months prior to the Relevant Date is or was a collaborator or customer of the Company in connection with any research, development, products or services in competition with the Restricted Activity provided that that each Warrantor shall not be precluded from dealing with a company whose activities compete with the Company so long as that Warrantor does not either directly or indirectly deal in any such research, development, products or services which so compete;

                           (c) for the period of two years after the Relevant Date canvass, solicit, approach or seek out or cause to be canvassed, solicited, approached or sought out or by any other means endeavour to entice away from the Company any customer, orders, instructions or other material in respect of any products or services provided to or supplied by the Company provided the Warrantor has transacted with such person as a customer or as a supplier;

                           (d) for the period of two years after the Relevant Date canvass, solicit, approach, seek out, or cause to be canvassed, solicited, approached or sought out or by any other means endeavour to entice away from the Company, or employ or aid or assist any other person or persons in employing or otherwise retaining the services of anyone who is employed by the Company or who is a consultant to or who is a collaborator with the Company at the Relevant Date but shall not include any person employed in a junior administrative or secretarial capacity;

                           (e) after the Relevant Date either represent himself or itself or hold himself or itself out to be in any way connected with or interested in the business of the Company.

                  9.2 The Warrantors hereby acknowledge and declare that the restrictions in sub-clause 9.1 are reasonable in all the circumstances as at the Completion Date; that such restrictions are integral to the terms on which the Purchaser has agreed to purchase the Sale Shares and that each of such restrictions shall be construed and take effect independently of the others.

                  9.3 If any breach or violation of the provisions of sub-clause 9.1 occurs, the Warrantors and the Purchaser agree that damages alone are likely not to be sufficient compensation and that injunctive relief is reasonable and is likely to be essential to safeguard the interests of the Purchaser and of the Company and that injunctive relief (in addition to any other remedies afforded by a court of equity) may (subject to the discretion of the courts) be obtained. No waiver of any such breach or violation of the provisions of sub-clause 9.1 shall be implied from forbearance or failure by the Purchaser to take action

         10.      CONFIDENTIALITY

                  10.1 Each Vendor acknowledges to the Purchaser that he or it has been exposed to information about the Company which is either a trade secret, confidential or commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or to the general public and which if disclosed may cause harm to the Company or the Purchaser.

                  10.2 Subject to sub-clauses 10.3 and 10.4, each Vendor undertakes to the Purchaser severally that he or it shall keep secret and shall not at any time, for whatever reason, use, communicate or reveal to any person for that Vendor's own or another's benefit, any Confidential Information which shall have come to his or its knowledge prior to Completion (except in this context "use" shall not be construed to apply to the use of such information in making and monitoring investments by a Vendor in the ordinary course of business). Each Vendor shall as soon as reasonably practicable inform the Purchaser of any disclosure or use of any such information of which he or it becomes actually aware knowing it to be Confidential Information.

                  10.3 The restrictions contained in sub-clause 10.2 shall not apply to:

                           (a) any disclosure authorised in writing by an officer of the Purchaser or required in the ordinary and proper course of the particular Vendor's service agreement or consultancy agreement with the Purchaser or the Company or in or as required by the order of a court of competent jurisdiction or an appropriate regulatory authority or Government Entity; or

                           (b) any information which was known to the particular Vendor concerned prior to the commencement of his employment or engagement by the Company or is in or comes into the public domain otherwise than as a result of a breach by such Vendor of this clause 10.

                  10.4     Except:

                           (a) as may be required by law or in the case of the Purchaser or 3i the regulations of any recognised investment exchange or recognised stock exchange (as defined in the Financial Services Act 1986 and the Companies Act respectively) or required by any regulatory authority to which the parties are subject; or

                           (b) as may be required in relation to any registration of this agreement or any arrangement of which it forms part under the Restrictive Trade Practices Act 1976; or

                           (c) as may be required to vest the full benefit of this agreement or any other agreements or documents entered into and as contemplated hereby (including, for the avoidance of doubt, enforcement thereof) in the Purchaser and the Vendors respectively;

         the provisions of this agreement and all negotiations relating to this agreement are strictly confidential and no announcement or disclosure of or publicity relating to the sale and purchase hereunder and terms of this agreement shall be made by the parties to any third party (other than their professional advisers and bankers) without the written agreement of the other parties save where expressly provided otherwise in this agreement.


         11.      RESTRICTIVE TRADE PRACTICES ACT

         Unless this agreement or any agreement or arrangement of which this agreement forms part is a non-notifiable agreement for the purposes of section 27A of the Restrictive Trade Practices Act 1976, if there is a provision of this agreement, or of any such agreement or arrangement, which causes or would cause this agreement or any such agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, that provision shall not take effect until the day after the day upon which particulars of this agreement (or of that agreement or arrangement, as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 of the Restrictive Trade Practices Act 1976 and if the agreement (or any other such agreement or arrangement) is subject to registration under the Restrictive Trade Practices Act 1976 the parties shall co-operate in good faith and at the sole cost and expense of the Purchaser in order to carry out such registration as soon as reasonably practicable following the date of this agreement and in any event within three months of the date of this agreement.


         12.      NOTICES

                  12.1 Any notice or other written communication given under or in connection with this agreement may be delivered personally or sent by prepaid recorded delivery or registered post or by facsimile to the address or number and for the attention of the relevant party set out in sub-clause 12.2 (or such other address or number as is otherwise notified from time to time).

                  12.2 The addresses of the parties for the purpose of sub-clause 12.1 are as follows:

         The Purchaser:           David L Greenwood
                                  Geron Corporation
                                  230 Constitution Drive
                                  Menlo Park, CA 1985 94025
                                  USA

                                  Attention: Vice President of Corporate
                                             Development and Chief Financial
                                             Officer

                                  Facsimile No:     (650) 473 7701
                                  Telephone No:     (650) 473 7700

                                  With copy to:

                                  Joshua L Green
                                  Venture Law Group
                                  2800 Sand Hill Road
                                  Menlo Park, CA 1985 94025

                                  Facsimile No:     (650) 233-8386
                                  Telephone No:     (650) 854-4488
                                  and to:

                                  Simon Walker
                                  Taylor Joynson Garrett
                                  Carmelite
                                  50 Victoria Embankment
                                  Blackfriars
                                  London EC4Y 0DX

                                  Facsimile No:     44171 936-2666
                                  Telephone No:     44171 353-1234

         The Vendors:             Lawrence Ward
                                  (on behalf of the Warrantors
                                  Dundas & Wilson)
                                  191 St Vincent Street
                                  Glasgow
                                  G2 2LB

                                  Facsimile No:  0141 222 2201
                                  Telephone No: 0141 222 2200

                                  Ken McCracken (on behalf of Roslin
                                  Institute)
                                  Wright Johnson MacKenzie
                                  302 Vincent Street
                                  Glasgow G2 5RZ

                                  Facsimile No:   0141 248 2326
                                  Telephone No:  0141 248 3434

                                  c/o Local Director
                                  3i plc
                                  227 West George Street
                                  Glasgow  G2 2ND

                                  Facsimile No:   0141 248 3245
                                  Telephone No:   0141 248 4456

                  12.3 Any such notice or other written communication shall be deemed to have been served:

                           (a)      if delivered personally, at the time of
                           delivery;

                           (b) if posted, at the expiry of two Business Days after it was posted or 10 Business Days where it was sent by airmail;

                           (c) if sent by facsimile message, at the time of transmission (if sent during Business Hours) or (if not sent during Business Hours) at the beginning of Business Hours next following the time of transmission in the place to which the facsimile was sent.

                  12.4 In proving such service it shall be sufficient to prove that personal delivery was made, or that such notice or other written communication was properly addressed stamped and posted or in the case of a facsimile message that an activity or other report from the sender's facsimile machine can be produced in respect of the notice or other written communication showing the recipient's facsimile number and the number of pages transmitted.

                  12.5 Any notice to be served upon the Vendors must be given to each of them.

         13.      MISCELLANEOUS

                  13.1 The Purchaser shall be responsible for its own and the advisory, legal and accounting fees and expenses of the Company and its advisers related to the negotiation, preparation, finalisation and completion of this agreement and all other documentation contemplated thereby. Save as aforesaid each party shall indemnify and hold harmless the other party from any claims for broker's or finder's fees arising from this transaction by any person claiming to have been engaged by such party.

                  13.2 Subject to clause 5, this agreement shall so far as it remains to be performed after execution continue in full force and effect notwithstanding Completion.

                  13.3 No term or provision of this agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any party, except that the parties may amend or vary this agreement but only by letter or written instrument signed by all of the parties.

                  13.4 Subject to the other provisions of this agreement, no waiver by any of the parties to this agreement of any requirements of this agreement or of any of such party's rights under this agreement shall be valid unless such waiver is in writing and signed by or on behalf of each of the parties to this agreement.

                  13.5 Subject to the other provisions of this agreement, no failure to exercise, and no delay in exercising, on the part of the Purchaser any right or remedy under this agreement shall operate as a waiver of such right or remedy nor shall any single or partial exercise of any right or remedy preclude the exercise of any other right or remedy.

                  13.6 Subject to the other provisions of this agreement, the rights and remedies conferred on the Purchaser in this agreement are cumulative.

                  13.7 The headings to the clauses in this agreement and in the schedules are for ease of reference only and shall not form any part of this agreement for the purposes of construction.

                  13.8 This agreement and the documents to be delivered on Completion as set out in clause 7:

                           (a)      set out the entire agreement and
                           understanding between the parties in respect of the sale and purchase of the Sale Shares; and

                           (b) (in relation to such subject matter) supersede all prior discussions, understandings, undertakings, promises, conditions, indemnities, warranties, representations, covenants, undertakings and agreements between the parties and their agents (or any of them) and all prior representations, warranties and expressions of opinion by any party (or its agent) to any other party (or its agent).

                  13.9     It is acknowledged and agreed that:

                           (a) no party has entered into this agreement in reliance upon any representation, warranty, promise, condition, representation, covenant, indemnity or undertaking of any other party which is not expressly set out in this agreement;

                           (b) no party shall have any claim or remedy in respect of misrepresentation or breach of warranty (whether negligent or otherwise) or any untrue statement made by any other party save to the extent set out in or expressly incorporated in this agreement and each party irrevocably and unconditionally waives any right which it may have to claim damages for any misrepresentation (other than a misrepresentation contained in this agreement) or for breach of any express or implied warranties (other than a warranty set out in or expressly incorporated in this agreement).

                  13.10 This agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

                  13.11 If at any time any term or provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this agreement, but the enforceability of the remainder of this agreement shall not be affected.

                  13.12 Any notice, consent or agreement or other action to be required to be taken by any of the Vendors pursuant to or in connection with this agreement may only be given by each of the Vendor on its own behalf.

                  13.14 This agreement shall be binding on and shall enure for the benefit of the personal representatives and successors of the parties.


         14.      WARRANTORS' REPRESENTATIVE

                  The following provisions of this clause 14 (other than clause 14.6) shall apply amongst the Warrantors alone to the exclusion of the Purchaser (other than clause 14.6) and 3i:-

                  14.1 A committee comprising the Warrantors' Representative shall be formed and shall at all times be comprised of not more 2 members ("Committee"). Any member of the

                  Committee (each a "Member") may resign at any time by giving 30 days written notice thereof to the other Member. A Member must be a Warrantor or the duly authorised representative of a Warrantor. Any Member may be removed at any time by the affirmative vote or written consent of Warrantors being interested at least 75% of the Escrow Shares. If any Member shall resign, be removed or become incapable of acting, or if a vacancy in the membership of the Committee shall otherwise occur, the holders of 75% of the Escrow Shares may appoint another person to act as a member of the Committee. Such successor Member (if not a Warrantor) shall execute a deed agreeing to be bound by and adhere to the provisions of this clause 15 and thereupon, without any further act, deed or conveyance, shall become vested with all of the rights, power and duties of the retiring Member. If both Members are otherwise unable to act, or if the Warrantors elect to change the Warrantors' Representative, then the Warrantors may appoint a new Committee or another agent or body to act as Warrantors' Representative by the affirmative vote or written consent of Warrantors holding not less than 75% of the Escrow Shares. No bond shall be required of the Warrantors' Representative, and neither Member shall receive compensation for his, her or its services. Notices or communications to or from the Warrantors' Representative shall constitute notice to or from each of the Warrantors. The Warrantors' Representative shall be entitled to submit a claim and receive reimbursement from the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by the Warrantors' Representative as a result of acting as the Warrantors' Representative; subject to the terms of the Escrow Agreement. Any such reimbursement shall be paid in Escrow Shares out of the relevant Escrow Fund.

                  14.2 ACTION BY THE COMMITTEE AND THE SHAREHOLDERS' REPRESENTATIVE.

                  The Members may act only through the Committee. However, the Members may individually implement actions approved by the Committee. Meetings of the Committee shall be held at such times as may from time to time be fixed by resolution of the Committee or called by any Member of the Committee. Meetings of the Committee shall be held at such place as from time to time may be fixed by resolution of the Committee.

                  Notice of meetings of the Committee fixed by resolution of the Committee need not be given. Notice of each other meetings shall be mailed to each Member by the Member calling the meeting, addressed to each Member's residence or usual place of business, at least three days before the day on which the meetings is to be held, or shall be sent to the Member by telegraph, cable, wireless, or similar means so addressed or shall be delivered personally, by telephone or by facsimile with confirmation received, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof. Notices of any such meeting need not be given to any Member who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

                  At each meeting of the Committee the presence of 2 Members shall constitute a quorum for the transaction of business, and the vote of 2 Members present at the time of the vote shall be the act of the Committee. In the event of deadlock, the matter shall be referred as soon as reasonably practicable to the Warrantors for resolution. The decision of Warrantors holding at least 75% of the Escrow Shares shall be binding on all of the Warrantors. Notwithstanding the foregoing, if there is for any reason only one Member, such Member may act only for the purpose of filling vacancies on the Committee or making an objection to any claim made by the Purchaser against the Escrow Shares in terms of the Escrow Agreement.

                  Any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the Members shall be filed with the minutes of the proceedings of the Committee.

                  Any one or more Members may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment allowing all person participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  In performing its duties hereunder and as contemplated hereby by the Purchase Agreement and Escrow Agreement, the Committee may, but need not, confer and consult with any or all of the Warrantors. All decisions made and actions taken by the Warrantors' Representative in connection with this Agreement and the Purchase Agreement shall be final and binding on the Warrantors, whether or not the Committee consulted with the Warrantors in the course of making any such decision or taking any such action.

                  The Warrantors' Representatives shall be entitled to rely upon any order, judgment, award, certification, demand, notice, instrument or other writing delivered to it under this Agreement or the Purchase Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Warrantors' Representative may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any persons purporting to give notice or receipt of advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  The Warrantors' Representative may engage such third parties at such cost as the Warrantors' Representative shall in its sole discretion deem necessary or appropriate for the adequate performance of its duties hereunder and may rely on the advice of such third parties with respect to matters within their professional or expert competence.

                  14.3     ACTION BY THE WARRANTORS' REPRESENTATIVE

                  Meetings of the Warrantors may be called at any time by the holders of twenty-five percent (25%) of the Escrow Shares or by the Committee and shall be held on such day and at such hour as is fixed in the call of the meeting. If all Members of the Committee have resigned or are otherwise unable to act, the holders of ten percent (10%) of the Escrow Shares may call a meeting.

                  Meetings of the Warrantors shall be held at the Edinburgh offices of the Company's Solicitors or at such other place, as may be fixed by the Committee.

                  Notice of each meeting of Warrantors shall be in writing and shall state the place, date, and hour of the meeting and shall state the purpose or purposes for which the meeting is called and who called the meeting. A copy of the notice of any meeting shall be given by the Committee or the Warrantors meeting, personally or by mail, not less than ten (10) nor more than twenty (20) days before the date of the meeting, to each Warrantor. If mailed, such notice is given when deposited in the mail, with postage thereon prepaid, directed to the Warrantor at such address as appears in schedule 1 to the Purchase Agreement, or, if such Warrantor shall have filed with the Committee a written request that notices be mailed to some other address, then directed to the Warrantor at such other address. Notice of meetings of Warrantors need not be given to any Warrantor who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Warrantor at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                  Every Warrantor may authorize another person or persons to act for him by proxy. Every proxy shall be revocable at the instance of the Warrantor executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Warrantor who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Committee. Proxies which contain a faxed signature shall be treated in the same manner as proxies with original signatures.

                  Whenever Warrantors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of the holders of 75% of the Escrow Shares in which they are interested to approve the action so taken.

                  14.4 Neither the Warrantors' Representative nor any Member shall be liable for any act done or omitted hereunder as the Warrantors' Representative or Member while acting in good faith and in the exercise of reasonable judgment. The Warrantors (other than any Warrantor who is a Member) shall severally indemnify the Warrantors' Representative and each Member and shall hold the Warrantors' Representative and each Member harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Warrantors' Representative or such Member and arising out of or in connection with the acceptance or administration of the Warrantors' Representative's or such Member's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Warrantors' Representative or such Member.

                  14.5 Neither the Warrantors' Representative nor any Member shall be liable for any mistake of fact or of law or any error of judgement. Each Member and the Warrantors' Representative is authorised to comply with and obey laws, orders, judgements, decrees, and regulations of any governmental authority, court, tribunal or arbitrator. If the Warrantors' Representative or any Member complies with any such law, order, judgement, decree or regulation, such Warrantors' Representative or Member shall not be liable to the Warrantors or to any other person even if such law, order, judgement, decree or regulation is subsequently reversed modified, annulled, set aside, vacated, found to have been entered without jurisdiction or found to be in violation or beyond the scope of any constitution or law. If (i) a Member or the Warrantors' Representative is uncertain as to the Representative's duties or rights hereunder, (ii) has received any notice, advice, direction or other document from any other party with respect to this Agreement or the Purchase Agreement which, in the Member's or the Warrantors' Representative's opinion, is in conflict with any of the provisions of this Agreement or the Purchase Agreement, or (iii) is aware that dispute has arisen with respect to this Agreement or the Purchase Agreement, each Member and the Warrantors' Representative shall be entitled, without liability to the Warrantors to use their best efforts to perform their duties under this Agreement or the Purchase Agreement until the Warrantors' Representative is directed otherwise in writing by an order, decree or judgement of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal or by an accountants' or arbitrators' determination as provided in the Purchase Agreement.

                  14.6 The aforesaid indemnities shall remain in full force and effect against any of the parties for a period equal to the applicable statute of limitation for such claim; provided, however, that if prior to the expiration of such period any claim for indemnification has been asserted but not fully determined, such period will be extended as to such claim, until it is finally concluded. All rights, protections and indemnities contemplated herein shall be available to each Member with respect to actions or omissions while a member of the Committee despite such Member's resignation or removal from the Committee.

                  14.7 If a Member or the Warrantors' Representative is entitled to indemnification, the Warrantors shall each be individually liable in an amount equal to the amount of indemnification multiplied by a fraction, the numerator of which is the number of Escrow Shares owned by a Warrantor and the denominator of which is the number of Escrow Shares owned by all of the Warrantors.

                  14.8 A decision, act, consent or instruction of the Warrantors' Representative shall constitute a decision of all Warrantors and shall be final, binding and conclusive upon each of such Warrantors, and the Escrow Agent and the Purchaser may rely upon any such decision, act, consent or instruction of the Warrantors' Representative as being the decision, act, consent or instruction of each and every such Warrantor.

                  14.9 Each Warrantor shall have voting rights with respect to that number of Escrow Shares and New Shares contributed to the Escrow Fund on behalf of such Warrantor (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares and New Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares or securities accordingly the Purchaser shall ensure that the Escrow Agent shall vote such shares in accordance with the instructions of the Warrantors having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Warrantors. The Purchaser shall show the Escrow Shares and the New Shares contributed to the Escrow Fund (as such expressions are defined in this Agreement or the Escrow Agreement) as issued and outstanding on its balance sheet.

                  14.10 Each of the Warrantors acknowledges that the Warrantors' Representative shall act for each Warrantor for and on behalf of the Warrantors, to give and receive notices and communications on behalf of the Warrantors, to enter into and perform the Escrow Agreement, to authorise delivery to the Purchaser of Escrow Shares and New Shares or other property from the Escrow Fund in satisfaction of claims by the Purchaser, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgement of the Vendors' Representative for the accomplishment of the foregoing. The Vendors' Representative shall act by vote or written action or consent of a 75% of the members of the Committee.


         15.      LAW AND JURISDICTION

                  15.1 This agreement shall be governed by and construed in accordance with English law and each party to this agreement submits to the non-exclusive jurisdiction of the English courts.

                  15.2 The Vendors and the Purchaser agree that any legal action or proceeding arising out of or in connection with this agreement may be brought in the High Court of Justice in England, and the Vendors and the Purchaser hereby irrevocably submit to the exclusive jurisdiction of such court in connection with any such legal action or proceedings.

                  15.3 The Warrantors irrevocably appoint the Company's Solicitors as their agent to accept service of legal proceedings in connection with all matters arising out of this agreement and the transactions contemplated by this agreement and agree that any writ, judgment or other notice of legal process in connection with any such legal action or proceedings shall be sufficiently served if delivered to the Company's Solicitors.

                  15.4 The Purchaser irrevocably appoints the Purchaser's Solicitors as its agent to accept service of legal proceedings in connection with all matters arising out of this agreement and the transactions contemplated by this agreement and agrees that any writ, judgment or other notice of legal process in connection with any such legal action or proceedings shall be sufficiently served if delivered to the Purchaser's Solicitors.

The parties to this agreement have signed and entered into this agreement on the date and year first written above.

                                   SCHEDULE 1
                    THE VENDORS AND THE CONSIDERATION SHARES


      1                 2                3            5                         4
    NAME             ADDRESS          NUMBER    OPTION SHARES          CONSIDERATION SHARES
                                     OF SALE
                                      SHARES
                                                               ----------------------------------
                                                                    4.1                4.2
                                                                     3I               ESCROW
                                                               CONSIDERATION          SHARES
                                                                   SHARES
                                                                                4.2(a)     4.2(b)
                                                                                 FIRST     SECOND
                                                                                ESCROW     ESCROW
                                                                                SHARES     SHARES
------------   --------------------  ---------  -------------  --------------   ---------  ------
Simon Best     6B Wester Coates      10,000 B      10,000           Nil         94,931     54,869
               Road                  ordinary
               Edinburgh EH12 5LN     shares

Ian Kent       9 Latham Road         4,000 B        7,500           Nil         63,245     36,555
               Cambridge CB2 2EG     ordinary
                                      shares

Ian Wilmut     5 Old Manse Road      12,000 C        Nil            Nil         52,472     30,328
               Eddleston             ordinary
               Peebleshire            shares

John Brown     7 Cluny Drive         2,000 B        6,000           Nil         33,270     16,226
               Edinburgh EH10 6DW    ordinary
                                      shares

Ian Biggs      Warren Hill House        Nil         5,000           Nil         28,074     11,281
               Storrington Road
               Washington
               West Sussex RH20 4AQ

John Clark     29 Broomie Knowe,     8,000 C         Nil            Nil         19,519     19,230
               Lasswade              ordinary
               Midlothian             shares

Roslin         Roslin                172,000         Nil            Nil         253,488    146,512
Institute      Biotechnology Centre     B
               Roslin                ordinary
               Midlothian EH25 9PS    shares

3i Group plc   91 Waterloo Road      172,000         Nil         1,240,000        Nil        Nil
               London                   A
               SE1  8XP              ordinary
                                      shares
                                     630,667
                                         D
                                     ordinary
                                      shares
                                                                        545.000    315,000

                                   SCHEDULE 2
                                   THE COMPANY

Name:                           Roslin Bio-Med

Former Names:                   None

Number:                         SC179263

Date of Incorporation:          1 October 1997

Registered Office:              Roslin Biotechnology Centre
                                Roslin
                                Midlothian

Authorised Share Capital:       L. 446,880 divided as follows:
                                    A ordinary P. 1.00 shares x 172,000            =      L. 172,000
                                    B ordinary P. 1.00 shares x 248,000                   =        L.248,000
                                    C ordinary P. 1.00 shares x 20,000                    =        L 20,000
                                    D ordinary one pence shares x 630,667                 =        L.6,306

Issued Share Capital:           L. 386,306.67

Shareholders:                   3i plc                172,000 A ordinary shares
                                                      630,667 D ordinary shares
                                Roslin Institute      172,000 B ordinary shares
                                Simon Best             10,000 B ordinary shares
                                Ian Kent                4,000 B ordinary shares
                                John Brown              2,000 B ordinary shares
                                Ian Wilmut             12,000 C ordinary shares
                                John Clark              8,000 C ordinary shares

Directors:                      Simon Best
                                Ian Biggs
                                John Brown
                                Graham Bulfield
                                Ian Kent
                                Ian Wilmut

Secretary:                      Piers Lincoln

Accounting Reference Date:      28 February

Last Accounts:                  None filed

Last Annual Return:             9 November 1998

Charges:                        None

                                   SCHEDULE 3

                                   COMPANY IPR


                                     PART A

                                     PATENTS

                SCHEDULE OF NUCLEAR TRANSFER PATENT APPLICATIONS

*       [*]

--------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

*       [* 2 pages omitted]




--------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

*[*]

                                     PART B

                                   TRADE MARKS

                2 unregistered - see artwork attached as Annex A

                                     PART C

                                    LICENCES

1.      License Agreement dated 7 April 1998 between Roslin Institute and the
        Company.

2.      Research Agreement dated 7 April 1998 between Roslin Institute and the
        Company.



--------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 4

                REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Save where expressly provided, defined terms shall have the same meaning as in clause 1 of this agreement.

                                     PART A

                         TITLE AND INVESTMENT WARRANTIES

For the avoidance of doubt and notwithstanding any other provisions of this agreement each of the following Warranties in this Part A of Schedule 4 is given severally by each Vendor and accordingly it is agreed by the Purchaser that none of the other Vendors should be liable or responsible for any breach of the following Warranties by any of the other Vendors:-

         1. The Vendor has all requisite legal and, to the extent applicable, corporate power, and authority to enter into and perform its obligations under this agreement and to consummate the transactions contemplated hereby in so far as applicable to the Vendor. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby in so far as applicable to the Vendor have been duly and validly approved and authorised by all necessary action, including, if applicable, corporate action, by or on behalf of such Vendor. This agreement has been duly executed and delivered by such Vendor and constitutes a valid and binding obligation of the Vendor, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and equitable remedies. No consent, approval, order or authorisation of, or registration, declaration or filing with, any Governmental Entity, which has not been obtained is required by or with respect to the Vendor in connection with the execution and delivery of this agreement by the Vendor or the consummation by the Vendor of the transactions contemplated hereby in so far as applicable to the Vendor.

         2. The Vendor is the sole owner of the Sale Shares reflected next to such Vendor's name in column 3 of schedule 1 of this agreement and has or will have, as at Completion, good and valid title to such Sale Shares free and clear of all Encumbrances whatsoever. The Vendor represents that he or it has or will have, as of the Completion, full right, power and authority to sell, transfer and deliver such Sale Shares to the Purchaser, and, upon delivery of the certificate or certificates therefor duly endorsed for transfer to the Purchaser and the Purchaser's payment for and acceptance thereof (subject, however to any applicable stamp duty or other taxes, levies and duties being paid thereon and amendment thereafter of the Register of Members of the Company to reflect such transfer), will transfer to the Purchaser good and valid title thereto free and clear of any

         Encumbrance. The Vendor is not party to any voting trust, agreement or arrangement affecting the exercise of the voting rights of the Sale Shares. There is no action, proceeding, claim or, to the Vendor's knowledge, investigation against the Vendor or the Vendor's assets, properties or, as applicable, any of the Vendor's respective officers or directors, pending or, to the Vendor's knowledge, threatened, at law or in equity, or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner impacting upon the Sale Shares held by such Vendor.

         3. The execution, delivery and performance of this agreement do not, and the consummation of the purchase of Sale Shares and the other transactions contemplated by this agreement will not conflict with or result in a violation of the memorandum and articles of association, bylaws, partnership agreement or other applicable charter document of the Vendor, or conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the Vendor's Sale Shares under, (a) any instrument, indenture, lease, mortgage or other agreement or contract to which the Vendor is a party or to which such Vendor or any of such Vendor's assets or properties may be subject or
         (b) any applicable federal, state, local or foreign judgement, writ, decree, order, ordinance, statute, rule or regulation applicable to the Vendor or the Vendor's assets or properties. The consummation of the purchase of the Vendor's Sale Shares and the other transactions contemplated by this agreement in so far as applicable to the Vendor will not require the consent of any third person which has not been obtained with respect to the rights, licenses, franchises, leases or agreements of the Vendor.

         4. The Vendor hereby acknowledges that the Vendor has read this agreement, the Escrow Agreement, the Registration Rights Agreement and the other documents to be delivered in connection with the consummation of the transactions contemplated hereby in so far as applicable to him or it and has made an independent examination of the transactions contemplated hereby (including the tax consequences thereof) in so far as applicable to him or it. The Vendor acknowledges that the Vendor has been afforded an opportunity to consult with and has relied upon the advice, if any, of the individual Vendor's relevant legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby to the extent that each Vendor has deemed necessary and the Purchaser's Warranties and the other undertakings of the Purchaser in this agreement and the other documentation contemplated hereby, and has not been advised or directed by Purchaser, the Company or their respective officers, employees, legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with this agreement and the transactions contemplated hereby in so far as applicable to him or it.

         5. The Vendor hereby confirms, that the Consideration Shares to be allocated or issued to him or it will be acquired for investment for his or its own account, not as a nominee or agent, and not with a present intention to resell or distribute any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Vendor further represents that the Vendor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares. The Vendor has not been formed for the specific purpose of acquiring the Consideration Shares.

         6. The Vendor understands that the Consideration Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Vendor's representations as expressed herein. The Vendor understands that the Consideration Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Vendor must hold the Consideration Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Vendor acknowledges that the Purchaser has no obligation to register or qualify the Consideration Shares for resale except as set forth in this agreement and the Registration Rights Agreement. The Vendor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Consideration Shares, and on requirements relating to the Purchaser which are outside of the Vendor's control

         7. The Vendor understands that the Consideration Shares and any securities issued in respect of or exchange for the Consideration Shares, may bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

         8. If the Vendor is not a United States person (as defined by Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended), such Vendor hereby represents that it has satisfied itself as to the full observance of the applicable laws of its jurisdiction in connection with any invitation to subscribe for the Consideration Shares including (i) the legal requirements within its jurisdiction for the purchase of the Consideration Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Consideration Shares.

                                     PART B

                              COMMERCIAL WARRANTIES

The Company

                  1.1 The Company has since its inception carried on the business of a research and development company.

         2.       The share capital

                  2.1 The Sale Shares constitute the whole of the issued and allotted share capital of the Company. All of the Sale Shares are fully paid or credited as fully paid.

                  2.2 There is not outstanding any loan capital of the Company.

                  2.3 Other than as set forth in clause 2.1 of this schedule and in the Warrantors' Disclosure Letter, there are no other outstanding shares of capital stock or voting securities of the Company, and there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is legally bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         3.       Information Provided

                  3.1 The facts set out in the specific disclosures set out in the Warrantors' Disclosure Letter (but excluding any documents annexed to the Warrantors' Disclosure Letter which are dealt with in paragraphs 3.2 and 3.3 below) are true and accurate in all material respects.

                  3.2 With regard to documents annexed to the Warrantors' Disclosure Letter and which are the product of the Warrantors, the facts (but expressly excluding any expressions of opinions or matters relating to financial matters) are true and accurate in all material respects.

                  3.3 With regard to any documents annexed to the Warrantors' Disclosure Letter (other than those documents referred to in paragraph 3.2 above), the Warrantors have provided such documents to the Purchaser in good faith and, so far as the Warrantors are aware, the facts (but expressly excluding any expressions of opinion or matters relating to financial matters) set out in such documents are not misleading in any material respect.

                  3.4 So far as the Warrantors are aware every document annexed to the Warrantors' Disclosure Letter is a true and complete copy of the originaL

         4.       The Accounts

                  4.1 A true, complete and accurate copy of the Accounts is annexed to the Warrantors' Disclosure Letter.

                  4.2 The Accounts were prepared by the Company's Accountants under the historical cost convention and complied with and were prepared in accordance with all applicable Accounting Requirements.

                  4.3      The Accounts:

                           (a) give a true and fair view of the assets and liabilities of the Company as at the Accounts Date and of its losses for the Financial Year ended on the Accounts Date;

                           (b) make appropriate provision for, reserve for or disclose, as appropriate and to the extent required by relevant Accounting Requirements, all liabilities, whether actual, contingent, unquantified or disputed, all capital commitments, whether actual or contingent, and all bad or doubtful debts of the Company as at the Accounts Date in each case, in accordance with all applicable Accounting Requirements; and

                           (c) make appropriate provision for or reserve for deferred Taxation in accordance with all applicable Accounting Requirements.

                  4.4 In the Accounts fixed assets have been depreciated in accordance with SSAP 12 as amended by FRS 3.

                  4.5 No amount included in the Accounts in respect of any asset, whether fixed or current, exceeds its purchase price or its production cost (as defined in the Companies Act) or (in the case of current assets) its estimated net realisable value as at the Accounts Date.

                  4.6 The values attributed to the assets of the Company in the Accounts as at the Accounts Date are such that if sold or realised at that value:

                           (a) no claim for corporation tax in respect of any chargeable gain would be made; and

                           (b) no liability to Taxation would arise as a result of any claim in respect of a balancing charge, and, so far as the Warrantors are aware, none of such assets has been acquired for any consideration in excess of its net realisable value as at the date of such acquisition or otherwise than by way of a bargain at arm's length.

5.
         There is no paragraph 5

         6.       Position since the Accounts Date

                  6.1 Save as disclosed in the Warrantors' Disclosure Letter, since the Accounts Date:

                           (a) no dividend or other distribution (within the meaning of that expression as contained in section 209 or 210 or 418 of ICTA) has been declared, paid or made by the Company;

                           (b) the Company has carried on its business in the ordinary and usual course without any interruption in its nature, scope or manner and so as to maintain the same as a going concern;

                           (c) the Company has not written off any debt in excess of L 10,000 and no debt has been released by the Company on terms that the debtor pays less than the book value of its debt:

                           (d) the Company has not entered into any contract involving expenditure on capital account or the purchase of any capital equipment or other items of a capital nature of a value in excess of L 10,000;

                           (e) the Company has not made any disposal or deemed disposal which might give rise to a liability for corporation tax on chargeable gains otherwise than in the ordinary course of trade;

                           (f) the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset or assumed or acquired any material liability (including any contingent liability) otherwise than in the ordinary course of business;

                           (g) there has been no material adverse change in the assets, liabilities or financial position of the Company and no event, fact or matter has occurred which will or is likely to give rise to any such change;

                           (h) the Company has not disposed of or agreed to dispose of any asset for a consideration payable by instalments where any instalment remains unpaid;

                           (i) the Company has paid its creditors in accordance with normal payment procedures of the Company, details of such procedures being disclosed in the Warrantors' Disclosure Letter;

                           (j) none of the assets of the Company has been diminished by any negligent, unlawful or fraudulent act of the Warrantors; and

                           (k) no provision in the accounting records of the Company (within the meaning of Section 221 of the Companies Act) has been released; and

         7.       Accounting and Other Records

                  7.1 All the accounting records of the Company (as defined in Section 221 of the Companies Act) have been properly kept in accordance with sections 221 and 222 of the Companies Act, are within the Company's possession and control and all transactions relating to its business have been duly and correctly recorded in all material respects therein and such accounting records taken together disclose with reasonable accuracy, at the date of this agreement, the financial position of the Company at such time.

                  7.2 A copy of all written agreements, deeds and other instruments entered into by the Company are in its possession and controL

         8.       Constitution

                  8.1 A true, complete and accurate copy of the memorandum and articles of association of the Company having embodied within it or annexed to it a copy of each resolution or agreement referred to in section 380 of the Companies Act is annexed to the Warrantors' Disclosure Letter. Such documents contain full details of the rights and restrictions attached to the share capital of the Company, and all such resolutions have been properly passed as resolutions of the Company and filed with the Registrar of Companies within the period for filing required under the Companies Act.

                  8.2 The register of members and statutory books of the Company contains a complete, true and accurate record of the members of the Company and all the other information which they are required to contain under the Companies Act and comply with all the requirements of the Companies Act and all returns particulars resolutions and other documents required to be delivered by the Company to the Registrar of Companies have been duly delivered within the time limits required under the Companies Acts and, so far as the Warrantors are aware, no fines or penalties are outstanding or known to be due.

                  8.3 The Company has not received any written notice of any application or intended application for the rectification of its register of members.

                  8.4 The only directors of the Company immediately prior to Completion are the persons whose names are listed in the Warrantors' Disclosure Letter and the Company has no alternate or shadow directors.

                  8.5 The Company has not provided any financial assistance within section 151 of the Companies Act or otherwise directly or indirectly for the purchase or the proposed purchase of its own shares.

                  8.6 The Company has not purchased any of its own shares.

                  8.7 The Company has no assets outside the United Kingdom nor does it have a branch, agency or place of business or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the Completion Date) outside the United Kingdom.

                  8.8 The Company has no shares or other securities in any other company and has not agreed to acquire any such shares or securities or held any such shares or securities at any time. The Company does not take part in the management of any other company, firm, association or business organisation.

                  8.9 No share in the capital of the Company has been issued or transferred otherwise than in accordance with the memorandum and articles of association of the Company from time to time in force.

         9.       Bank Accounts and Indebtedness

                  9.1 A statement of all the bank accounts and the building society accounts and other investment accounts and of the credit or debit balances thereon of the Company as at no later than the 5th business day prior to the Completion Date is annexed to the Warrantors' Disclosure Letter and since such statement there have been no payments out of any such accounts otherwise than in the ordinary course of trade; and there are no unpresented cheques drawn by the Company for sums exceeding in the aggregate L 10,000.

                  9.2 The Company has not incurred any indebtedness in the nature of borrowings which it has not repaid in full or satisfied.

                  9.3 The amounts borrowed by the Company do not exceed any limitation on its borrowing contained in its articles or association or in any debenture or other deed or document legally binding upon the Company and the Company has not incurred any indebtedness except indebtedness arising in the ordinary course of business

                  9.4 The Company has never had and has no bank overdraft facilities or agreements, acceptance credits or other financial facilities outstanding or available to it under any existing arrangements between the Company and any lender in place on the Completion Date.

                  9.5 Since the Accounts Date, the Company has not engaged in financing of a type which would not require by law or Accounting Requirements to be shown or reflected in the Accounts, had such arrangement or financing been entered into prior to the Accounts Date.

                  9.6 The Company has not entered into or agreed to enter into any performance or other bonds and no such bonds have been given by any other person on behalf of the Company or in relation to any of its obligations.

                  9.7 There is not, except for the registered charges material details of which are set out in the Warrantors' Disclosure Letter or retention of title provisions arising through the ordinary course of trade, any Encumbrance of any nature (including a conditional obligation) on or affecting the assets or property or any part of the assets or property of the Company nor any debenture whether secured or otherwise or floating charge.

                  9.8 All charges by or in favour of the Company have been registered in accordance with the provisions of the Companies Act or comply with all necessary formalities as to registration or otherwise in any other relevant jurisdiction; and the registered particulars of all charges over any assets of the Company are complete and accurate in all material respects.

         10.      Debts/Unpaid Liabilities

                  10.1 No part of the sum shown in the Accounts in respect of debtors is represented by debts which were then more than 90 days overdue for payment and not provided for therein.

                  10.2 Except to the extent to which provision or reserve is made in the Accounts the Warrantors are not aware of any reason why all debts owed to the Company and reflected in the Accounts will not realise their full value and be good and collectable within 90 days of their due date for payment in the normal course of business, and, so far as the Warrantors are aware, none of such debts is subject to any counterclaim or set-off.

                  10.3 The Company is not owed any sums other than debts incurred in the ordinary course of trading.

                  10.4 The Company does not have any unpaid liability where the relevant bill or account was received more than 90 days prior to the Completion Date.

                  10.5 The Company is not the guarantor of any debt or unpaid liability of any other party.

         11.      Assets

                  11.1 The Company has no plant and machinery.

                  11.2 All vehicles and office furniture and equipment used by the Company are its property both legally and beneficially and the Company has a good and valid title thereto and none is the subject of any Encumbrance.

                  11.3 All office furniture and equipment owned and/or used by the Company are in its possession and control and are in reasonable repair and condition fair wear and tear excepted having regard to their age; are regularly maintained in accordance with applicable technical standards, safety regulations and the provisions of any applicable agreement and are in satisfactory working order.

                  11.4 Copies of maintenance contracts for the assets of the Company (except for the Computer System) which have maintained by independent or specialist contractors are annexed to the Warrantors' Disclosure Letter.

                  11.5 The list of assets of the Company annexed to the Warrantors' Disclosure Letter comprises a record of all the vehicles, equipment, furniture and other assets owned or possessed by the Company and such list is true and complete in all material respects.

                  11.6 Save as disclosed in the Warrantors' Disclosure Letter, the Company has not entered into any leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement and is not in material breach of such agreements.

         12.      Intellectual Property

         (The warranties in this Section 12 do not apply to the Software which is dealt with in Section 14).

                  12.1 The Company is the sole legal and beneficial owner of all the Company IPR (save for the Intellectual Property which is the subject of the Licenses) and all Company IPR is subsisting.

                  12.2 The Company has not entered into any agreements, licenses or created any Encumbrances affecting to the Company IPR or restricting its use by the Company in any way and for the purposes of this Warranty, Encumbrance shall be defined as any mortgage, security, interest, lien, pledge, hypothecation, assignment by way of security, right of pre-exemption, option, charge, covenant or restriction.

                  12.3 In so far as any of the Patents are registrable within the territories specified in schedule 3 and save as disclosed in the Warrantors' Letter:

                           (a) all relevant registrations and applications therefor have been made or are in the name of the Company or (in the case of the Intellectual Property which is the subject of the License Agreement) the Roslin Institute (Edinburgh), Biotechnology and Biological Sciences Research Council and Ministry of Agriculture, Fisheries and Food ("the Patent Proprietors");

                           (b) all application and renewal fees due to date have been duly paid; and

                           (c) The Company (and in relation to the Intellectual Property which is the subject of the License Agreement, the Patent Proprietors) has done everything necessary to date in relation to such applications for registrations and all such applications are proceeding normally and there are no material facts of which the Warrantors are aware which could significantly undermine those applications or reduce to a significant extent the scope of protection of any patents arising from such applications.

                  12.4 There are no circumstances which could entitle a third party (including any of the Warrantors) to a license, permission, consent or assignment of or in respect of any of the Company IPR or to call for or exercise any right to use or work under any of the Company IPR or which could provide a third party with a defence to patent infringement proceedings under section 44 Patents Act or any provision having an equivalent effect in any jurisdiction.

                  12.5 Except for matters done in the course of applying for and prosecuting the Patents, nothing has been done or omitted to be done by the Company or the Patent Proprietors whereby any person is able to obtain cancellation or rectification or any other modifications of any registration of any of the Patents in any jurisdiction in which they are currently applied for.

                  12.6 As far as the Warrantors are aware the Company does not own or use either individually or with any person any Intellectual Property other than the Company IPR.

                  12.7 There is no impediment or restriction on the Company's use and exercise of any of the Company IPR and so far as the Warrantors are aware the use and exercise does not constitute an infringement of any intellectual property owned by any third party.

                  12.8 Neither the Company nor any of the directors or employees or consultants of the Company are party to or bound by an agreement for sharing, exchanging, passing or otherwise transferring Company IPR to any third party.

                  12.9 No notice of any actions, claims, counterclaims, applications or allegations impugning the validity or enforceability of any of the Patents Agreements or (save in relation to Intellectual Property which is the subject of the License) the Company's ownership thereof has been received by the Company and all material facts of which the Warrantors are aware that such a claim is going to be made by any third party has been Disclosed.

                  12.10 The Company has put in place procedures set out in the Warrantors' Disclosure Letter designed to ensure that no act is done or omitted to be done which has resulted or which may result or is capable of resulting in any breach or infringement of any third party's Intellectual Property.

                  12.11 The Warrantors Disclosure Letter comprises a complete list of all licenses (other than implied licences) and agreements pursuant to which the Company uses any Intellectual Property owned by any third party. No notice to terminate, or of any breach or material dispute of, any of the Licenses or agreements so disclosed has been served by or received by the Company and so far as the Warrantors are aware the Company has not done or omitted to do any act which could amount or result in any such breach.

                  12.12 As far as the Warrantors are aware, the Licensors have at all times performed and observed the terms of the Licenses in all material respects.

                  12.13 The Company has not made any claim or allegation against any third party alleging infringement of any of the Company IPR and so far as the Warrantors are aware, there are no facts, matters or circumstances which could give rise to any such action, claim or allegation.

                  12.14 The Company has not received notice of any claims against the Company under any contract or under the Patents Acts (or otherwise) for employee compensation in respect of any Company IPR or any other like claim by a self-employed contractor.

                  12.15 The Company IPR includes a list of all registered intellectual property rights held by the Company which is complete in all material respects.

                  12.16 The trade marks listed in Part 3 of the schedule comprise all the trademarks used by the Company in connection with its business.

                  12.17 The Company does not own or use any brand, trade or business name in connection with its business other than the trade marks listed in Part 3 of the Schedule.

                  12.18 The Confidential Information has at all times been maintained by the Company so as to endeavour to preserve its confidentiality. In so far as the Confidential Information or any part thereof has been disclosed to any third parties it has been disclosed under the terms of the confidentiality agreements listed in the Warrantors' Disclosure Letter.

                  12.19 The Company has not registered any trade marks or design rights.

         13.      Employees and Consultants

                  13.1 The particulars of the name, job title, date of commencement of employment and/or appointment to office, age, notice period, salary, benefits (pecuniary or otherwise), confidentiality obligations and all other written terms and conditions of employment or engagement of each director, consultant or employee of the Company set out in the Warrantors' Disclosure Letter are true and accurate in all material respects.

                  13.2 There are no outstanding offers of employment or engagement made to any person by the Company and there is no one who has accepted an offer of employment or engagement made by the Company but who has not yet taken up that employment or engagement.

                  13.3 All service and employment agreements entered into by the Company and in force may be terminated by not more than six months' notice and without payment of compensation or damages (other than any payments arising under statute or payment for wrongful dismissal). All consultancy agreements entered into by the Company may be terminated by not more than six months' notice without giving rise to any claim for damages or compensation.

                  13.4 No director, employee or, so far as the Warrantors are aware, consultant of the Company:

                           (a) has given or received notice terminating his employment or engagement or altering its terms, and no such person will be entitled as a result of the entering into of this agreement to give notice of termination or to claim for any payment or benefit or to treat himself as being released from any obligation; or

                           (b) is currently on sick leave which (as of the Completion Date) has been continuing for more than 14 consecutive days; or

                           (c) is currently on maternity leave.

                  13.5 There are no outstanding arrears of salary, wages, holiday pay or other remuneration due to any of the Company's directors, consultants or employees.

                  13.6 Save as disclosed in the Warrantors' Disclosure Letter, since the Accounts Date:

                           (a) no change has been made in the rate or basis of remuneration, fee or the pension or other benefits paid to or provided for any director, consultant or employee of the Company; and

                           (b) no change has been made in any other terms of employment or engagement of any such director, consultant or employee.

                  13.7 The Company has not entered into any agreement or given any assurance (whether legally binding or not) or created any expectation regarding any future variation in any contract of employment or so far as the Warrantors are aware in any consultancy agreement in respect of any of its directors, employees or consultants or any agreement imposing an obligation on the Company or any expectation on the part of any director, employee or, so far as the Warrantors are aware, consultant to increase the basis and/or rates of remuneration or payment and/or the provision of other benefits to or on behalf of any of its directors, employees or consultants at any future date.

                  13.8 The Company does not operate any share option scheme, employee trust, cash bonus scheme or other employee incentive arrangement.

                  13.9 The Company has not entered into any union membership, security of employment, redundancy, recognition or other collective agreement (whether legally binding or not) with a trade union, association of trade unions, works council, staff association or other organisation or body of employees, nor has the Company done any act which might be construed as recognition, nor has the Company in respect of any employee entered into any agreement with any trade union or other employee body representing employees concerning the introduction of new equipment or technology.

                  13.10 The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance or the dismissal or varying of the terms and conditions of employment of any present or former employee and there are no facts known to the Warrantors which indicate that there may be any such dispute or negotiation.

                  13.11 No disciplinary action, whether formal or informal, has been taken against and no grievance or complaint of sex, race or disability discrimination, whether formal or informal, has been raised with the Company by any employee since the Company's inception.

                  13.12 The Warrantors are not aware of any facts or matters affecting any of the employees of the Company which might reasonably be considered grounds for dismissing such employee or for warning such employee that the continuation of any conduct or behaviour might lead to dismissal and no warning (whether formal or informal) has been given to any employee and no notice of termination of employment has been given to or received from any such employee.

                  13.13 Insofar as the Warrantors are aware, no past or present director, employee or consultant has asserted any claim against the Company for loss of office or arising out of the termination of his office or employment or in respect of any accident or injury which does not fall within the Company's insurances and so far as the Warrantors are aware there is no event which would or might reasonably be expected to give rise to any such claim.

                  13.14 Insofar as the Warrantors are aware, no liability has been or may be incurred by the Company for breach of any contract of service or for services, for redundancy payments, protective awards or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the actual or proposed termination or variation of any contract of employment or for services.

                  13.15 No gratuitous payment has been made or promised by the
                  Company:

                           (a) in respect of or contingent upon the sale of the Sale Shares; or

                           (b) in connection with the actual or proposed termination or suspension of employment or engagement or variation of any contract of employment or engagement of any present or former director, consultant or employee.

                  13.16 So far as the Warrantors are aware, all monies paid or goods or services provided directly or indirectly or made available (whether by way of the provision of a credit card or otherwise howsoever) by the Company whether as principal or surety to any of its directors or employees whether in respect of emoluments of employment or reimbursement or otherwise howsoever have been expenditures properly incurred by the Company so as to be deductible in computing its taxable profits and have been declared to the Inland Revenue.

                  13.17 There is no person previously employed by the Company who now has right to return to his work or in respect of whom the Company has been ordered by an Employment Tribunal that he be reinstated by the Company under the provisions of the Employment Rights Act 1996.

                  13.18 The Company has not made any loans or quasi loans (as defined in the Companies Act) to or entered into any credit transaction (as so defined) with any of its directors or employees.

                  13.19 No person has been employed since the inception of the Company who requires a work permit without such a permit being in force.

                  13.20 Since its inception, the Company has not been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has the Company failed to comply with any duty to inform and consult any independent trade union under such Regulations.

                  13.21 So far as the Warrantors are aware save as provided or contemplated by this agreement, no director, consultant or employee will leave the employment or engagement of the Company as a result of the signing of this agreement or the matters or transactions effected by it.

                  13.22 So far as the Warrantors are aware the Company has in relation to each of its directors and employees (and so far as relevant to each of its former directors and employees) complied with all obligations imposed on it by Article 119 of the Treaty of Rome, the Trade Union and Labour Relations (Consolidation) Act 1992, the Employment Rights Act 1996 and all other statutes, regulations, codes of conduct and practices relevant to relations between the Company and its directors and employees and the Company has maintained adequate and suitable records regarding their services.

                  13.23 The Company's only employees are Simon Best, Piers Lincoln and Ian Biggs.

                  13.24 The Company's only consultants are as set out in the Warrantors' Disclosure Letter.

                  13.25 I Biggs is not entitled to any payments under his contract of employment other than in respect of his notice period.

                  14. Transaction with Warrantor's Affiliates and Computer
                  Systems

                  14.1 There are no:

                           (a) loans made by the Company to any of the Warrantors and/or to any director of the Company and/or to any Warrantor's Affiliate of any of the Warrantors or of any such director;

                           (b) debts owing to the Company by any of the Warrantors and/or any director of the Company and/or by any Warrantor's Affiliate of any of the Warrantors or of any such director.

                  14.2 there are no existing legally binding contracts, transactions or arrangements to which the Company is a party or under which it may be liable and in which any of the Warrantors and/or any director of the Company and/or any Warrantor's

                  Affiliate of any Warrantor's and/or any Warrantor's Affiliate of any director is interested whether directly or indirectly to any material extent, and, so far as the Warrantors are aware, the Company has not been a party to any such contracts, transactions or arrangements since its inception.

                  14.3 None of the Warrantors nor any director of the Company is engaged or concerned or interested in any way whatsoever (and whether by a holding of shares or otherwise other than any company quoted on a recognised stock exchange, as defined in the Companies Act) in any other business of a similar nature to or competitive with that carried on by the Company.

                  14.4 Save in relation to services provided to the Company pursuant to a Warrantor's employment contract with the Company the Company does not depend in any material respect upon the use of any property, right, asset owned by, or facilities or services provided by any Warrantor or any Warrantor's Affiliate.

                  14.5 The Company has experienced no material or significant mechanical or software failure in respect of the Computer System at any time and the Computer System is effective and operational in all material respects.

                  14.6 The Company has disaster recovery protection for its Computer System and all data has been backed up periodically.

                  14.7 The Company is the beneficial owner free from Encumbrances of all the items of equipment, hardware, firmware and accessories relating to the Computer System and no other person has any claims or rights in respect thereof.

                  14.8 The Company has all the necessary licences to use the Software in the conduct of its business.

                  14.9 Insofar as any Software has been licensed by the Company from any third parties the Company is not in dispute with any licensor and has not done, or omitted to do, any act which might entitle such licensor to terminate that license.

                  14.10 All information and data held by the Company on the Computer System is beneficially owned by the Company free from Encumbrances, and the Company is not subject to any restriction with regard to the use thereof and no third party enjoys any right or permission to copy or hold any such information or data.

                  14.11 There are in existence maintenance and support agreements in respect of all equipment, hardware, firmware, Software and accessories used in the Computer System, and the Company has not done, or omitted to do, any act which might entitle the provider of the maintenance and support services to terminate such agreements or to withhold or refuse to supply any services thereunder; and the

                  Company is not in dispute with such provider regarding its maintenance and support obligations.

                  14.12 The Computer System comprises all equipment, hardware, firmware, software, including object code, supporting materials and accessories which are reasonably necessary to enable the Company to carry on its business in the same manner and to the same extent as it has been carried on prior to the Completion Date and the rights to use the Computer System or any part thereof will not be adversely affected by the transactions effected by this agreement.

                  14.13 The Company has put in hand all necessary steps to ensure that prior to 31 December 1999 the Computer System and all Software will be Year 2000 Compliant and will comply with all updates of the BSI-DISC PD 2000-1 standard which have been published prior to the Completion Date and the Warrantors have no reason to believe that such steps will not be successful by that date.

         15.      Material Contracts

                  15.1 There is not outstanding any agreement or arrangement to which the Company is a party:

                           (a) which was entered into otherwise than at arm's length;

                           (b) which requires (or confers any right to require) the allotment or issue of any shares, debentures or other securities of the Company now or at any time in the future;

                           (c) which establishes any guarantee, indemnity, suretyship or legally binding comfort arrangement given by the Company in respect of the obligations or solvency of any third party;

                           (d) which establishes any joint venture, co-operation agreement or arrangement, consortium or profit (or loss) sharing agreement or arrangement;

                           (e) which involves future capital expenditure by the Company in excess of L 10,000;

                           (f) which, by virtue of the execution of this agreement or acquisition of the Sale Shares by the Purchaser or other performance of the terms of this agreement will or may result in: (i) any third party being relieved of any material obligation or becoming entitled to exercise any right (including a right of termination or any right of pre-emption or other option); or (ii) the Company being in material default under any such agreement or arrangement or losing any benefit, right or license which it currently enjoys or (iii) a liability or obligation of the Company being created or increased to any material extent;

                           (g) which will result in the Company becoming liable for any finder's fee, brokerage or other commission in connection with the acquisition of the Sale Shares by the Purchaser;

                           (h) to which any of the provisions of section 317, 320 or 330 of the Companies Act apply;

                           (i) pursuant to which the Company has sold or otherwise disposed of any assets or undertaking in circumstances such that it remains subject to any liability (whether contingent or otherwise) which would not normally be retained by a vendor of any assets or undertaking and which is not adequately provided for in the Accounts;

                           (j) which is a power of attorney given by the Company or any other authority other than authority given to a director of the Company which would enable any person to enter into any legally binding contract or commitment on behalf of the Company;

                           (k) which establishes any agency, distributorship, OEM, marketing, purchasing, licensing, management or administration agreement or arrangement of a material nature;

                           (l) which involves payment by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange of any currency or any interest rate;

                           (m) which save for service, consultancy and employment agreements has more than three months left to run and is not capable of being terminated by three months' notice or less without payment of compensation or damages;

                           (n) which is a sale or purchase option or similar agreement or arrangement affecting any assets owned or used by the Company; or

                           (o) save to the extent relating to Company IPR, restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

                  15.2 Disclosure is made in the Warrantors' Disclosure Letter of any negotiations or offers or the like which are capable or likely to result in the Company entering into any agreement or arrangement of a kind described in paragraphs 15.1(a) to (o) above.

                  15.3 The Company has not assigned or sublet any of its rights under and so far as the Warrantors are aware is not in default under any agreement or arrangement of a kind described in clause 15.1(a) to (o) above to which it is a party and so far as the Warrantors are aware there are no circumstances likely to give rise to any such default, and no other party thereto is in default of any such agreement or arrangement and there are no circumstances expected to give rise to any such default.

                  15.4 So far as the Warrantors are aware, no agreement or transaction to which the Company is a party is invalid or ultra vires and, so far as the Warrantors are aware, there are no grounds for rescission, breach, avoidance or repudiation of any agreement or other transaction to which the Company is a party.

         16.      Investment Grants

                  16.1 The Company has not received any investment grant, building grant, grant under any Local Employment Act or under the Industry Acts or any other grant or allowance or loan subsidy or financial assistance

         17.      Insolvency

                  17.1 No resolution has been passed or meeting convened for the winding up of the Company or so far as the Warrantors are aware for an administration order in respect of the Company; so far as the Warrantors are aware, no administrative receiver has been appointed of the business or the whole or any part of the assets or undertaking of the Company; and so far as the Warrantors are aware, there are no circumstances likely to give rise to the appointment of any such administrative receiver or liquidator.

                  17.2 There are no unfulfilled or unsatisfied judgements or court orders outstanding against the Company.

                  17.3 No distress, distraint, charging order, garnishee order, execution or other process which a court or a similar body may use to enforce payment of a debt has been levied or, so far as the Warrantors are aware, applied for in respect of the whole or any part of the property, assets or undertaking of the Company.

                  17.4 In relation to any property or assets held by the Company under any hire, hire purchase, conditional or credit sale, leasing or retention of title agreement or otherwise belonging to a third party, so far as the Warrantors are aware no event has occurred which entitles, or which upon intervention or notice by the third party may entitle, the third party to repossess the property or assets concerned or to terminate the agreement or any license in respect thereof.

                  17.5 The Company has not stopped payment nor is it insolvent or unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986.

                  17.6 So far as the Warrantors are aware, the Company has not been a party to any transaction with any third party which, in the event of such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or to him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts, under sections 238 to 245 and sections 339 to 344 of the Insolvency Act 1986.

                  17.7 No person who at present is, or who any time since the Company's inception was, a director or officer of the Company is, or at any material time was , subject to any disqualification order under the Companies Act 1985 or under any other legislation relating to the disqualification of directors and officers or so far as the Warrantors are aware was the subject of any investigation or proceedings capable of leading to a disqualification order being made.

         18.      Regulatory Matters

                  18.1 There are now in force and effect all approvals, permits, authorities, consents and licenses of a regulatory nature which the Warrantors believe are necessary for the proper carrying on of the Company's business in the places and in the manner in which such business is now carried on.

                  18.2 The approvals, permits, authorities, consents and licenses referred to in clause 18.1 above are not subject to any unusual or onerous conditions having regard to the conditions which are or may be imposed on approvals, permits, authorities, consents and licenses granted to the third parties carrying on a similar business and the nature of the Company's business and the Company has complied in all material respects with all conditions attached to such approvals, permits, authorities, consents and licenses in so far as applicable to the Company. So far as the Warrantors are aware, there are no investigations, proceedings, enquiries, communications or other circumstances which mean that any such approvals, permits, authorities, consents and licenses would be revoked, cancelled, suspended, modified or not renewed.

                  18.3 The Company has at all times carried on its business in all material respects in accordance with its memorandum and articles of association and, so far as the Warrantors are aware, all applicable laws and regulations (whether in the United Kingdom or any other jurisdiction).

                  18.4 The Company has registered as a data user under Data Protection Act 1984 for all purposes and activities of the Company for which registration is required and, so far as the Warrantors are aware, has complied in all material respects with all other applicable requirements of such Act.

                  18.5 No outstanding written notices in relation to any statutory obligation have been served on the Company by any competent regulatory or governmental authority in respect of any of its assets or in respect of any contravention or non-compliance with or alleged contravention or non-compliance with any applicable statutory or regulatory obligation.

                  18.6 The Company is not a party to any agreement, arrangement or concerted practice and is not carrying on any practice which in whole or in part:

                           (a) is or requires to be registered under the Restrictive Trade Practices Act 1976 (whether or not such agreement, arrangement or concerted practice is a non notifiable agreement for the purposes of section 27a of the Restrictive Practices Act 1976);

                           (b) contravenes Articles 85 or 86 of the Treaty of Rome or Articles 53 or 54 of the agreement constituting the European Economic Area or which has been notified to the European Commission or the EFTA Surveillance Authority for a negative clearance or exemption or which ought to have been so notified (other than falling under the Commission's Notice on agreements of minor importance);

                           (c) has been notified by the Company to the Office of Fair Trading for "early guidance" pursuant to schedule 13, paragraph 7 of the Competition Act 1998;

                           (d) so far as the Warrantors are aware, contravenes or is invalidated by any competition, anti-trust, regulatory, monopoly, fair trading, consumer protection or similar legislation in any jurisdiction where the Company has any assets or carries on business.

                  18.7 The Company has not received any process, notice or communication (formal or informal) by or on behalf of the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry, any regulator within the meaning of section 54 of the Competition Act 1998, the Commission of the European Communities or the EFTA Surveillance Authority or any authority having jurisdiction in competition, anti-trust, regulatory, monopoly, fair trading or consumer protection matters of an adverse nature in relation to any aspect of the business of the Company or any agreement or arrangement to which it is or is alleged to be a party, and so far as the Warrantors are aware no circumstances exist which might give rise to the Company receiving any such process, notice or communication.

                  18.8 Save in relation to Taxation which is dealt with in Part D of schedule 4, there have not been and so far as the Warrantors are aware are not pending, or in existence, any investigations or enquiries by, or on behalf of, any governmental or administrative or other body in respect of any of the affairs of the Company

         19.      Litigation

                  19.1 The Company is not a party (whether as plaintiff or defendant or otherwise) to any claim, litigation, arbitration, prosecution or other legal or quasi legal proceedings or enquiry and has not been engaged in any such claim, proceedings or enquiry since the Company's inception and, so far as the Warrantors are aware, there are no claims or actions (whether criminal or civil) pending or threatened or anticipated by or against the Company or any of its directors, employees or consultants in relation to the Company or its business or in respect whereof the Company is liable to indemnify any party concerned or may be vicariously liable.

                  19.2 So far as the Warrantors are aware, there are no investigations, disciplinary proceedings or other material facts or circumstances likely to lead to any claim, action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration involving the Company.

         20.      Insurance

                  20.1 The Company and its assets are insured against such risks and in such sums as are disclosed in the Warrantors' Disclosure Letter and, so far as the Warrantors are aware, none of the transactions contemplated by this agreement will directly or indirectly alter, invalidate or otherwise affect such insurance. All premiums due in respect of such insurance have been fully paid; and the next renewal date for each of such insurance is a date at least 30 days after the Completion Date. So far as the Warrantors are aware, all such insurance is currently in full force and effect, and so far as the Warrantors are aware, nothing has been done or omitted to be done which could make any policy of insurance void or voidable.

                  20.2 So far as the Warrantors are aware, no claim is outstanding or is likely to be made under any of such insurance and so far as the Warrantors are aware no circumstances exist which are likely to give rise to any such claim.

                  20.3 So far as the Warrantors are aware, there are no claims capable of arising against the Company by an employee, a workman or any other third party, in respect of any accident or injury, which do not fall within the insurances effected by the Company.

                                     PART C

                      PROPERTY AND ENVIRONMENTAL WARRANTIES

         1. The Company has no legal or beneficial interest in any property or premises.

         2. So far as the Warrantors are aware no Hazardous Materials have migrated from the premises occupied by the Company onto or beneath other properties or are likely to do so.

         3. The Company has not illegally managed or illegally allowed to escape from its control or transferred to an unauthorised person in breach of the Environmental Protection Act 1990 any controlled waste as defined in the said Act.

                                     PART D

                                 TAX WARRANTIES


        1.      Reserve for Taxation in the Accounts

                1.1 The Accounts make adequate reserve or provide for all Taxation to the extent required by the Accounting Requirements for which the Company was in respect of the period ending on the Accounts Date liable and the Accounts make proper reserve for or contain a note regarding any contingent liability or possible deferred liability to Taxation to the extent required by the Accounting Requirements.

        2.      Returns and Payment of Taxation

                2.1 Other than in respect of VAT which is dealt with in clause 14 below all returns, computations and notices or information which should have been made by law by the Company for the purposes of Taxation in respect of any accounting period up to the Accounts Date (i) have been made punctually and are correct in all material respects, (ii) contain all information required by law for all the purposes of Taxation and (iii) are not the subject of any dispute with the Inland Revenue or H M Customs & Excise or the Department of Employment or other relevant or appropriate authority as of the Completion Date; and the Company is not involved in any material dispute with the Inland Revenue or other relevant or appropriate authority concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of the Company to Taxation and is under no liability to pay any penalty or interest in connection with any claim for Taxation.

                2.2 No corporation taxation computations of the profits and losses of the Company and of its liability to such Taxation for the accounting periods ending since the Company's inception have not been agreed with the Inland Revenue or other appropriate authority.

                2.3 Other than in respect of VAT which is dealt with in clause 14 below the Company has duly and punctually paid to the Inland Revenue or other appropriate authority all Taxation (if any) for which it is legally liable as a result of any act or omission of the Company prior to the Completion.

                2.4 Other than in respect of VAT which is dealt with in clause 14 below the Company has duly and punctually deducted, withheld, or collected for payment (as appropriate) all Taxation (if any) which it has become legally liable to deduct, withhold or collect for payment and has paid all such Taxation to the Inland Revenue or other appropriate authority.

                2.5 There are set out in the Warrantors' Disclosure Letter particulars of all notifications and notices received by the Company under section 166 of ICTA.

                2.6 No material failures have occurred in operating the PAYE and National Insurance Contributions systems and the Company has kept and maintained records which are correct and up-to-date in all material respects for the purposes of the legislation relating thereto.

                2.7 The Company has not, since its inception, paid or become liable to pay any fine, penalty or interest charged by virtue of the provisions of the Taxes Management Act of 1970 or similar provisions in other countries.

                2.8 The Company has not, since its inception, been the subject of a PAYE audit and no formal notification has been received from the Inland Revenue that an investigation by the Inland Revenue is underway.

                2.9 Other than in respect of VAT which is dealt with in clause 14 below, no transaction has been entered into by the Company since the Accounts Date in respect of which the Company is required to make a specific return or to provide information to a relevant Taxation Authority and in respect of which the time for making such return or providing such information will expire on or after the Completion.

        3.      Tax Clearances

                3.1 Since the date of inception of the Company, no transaction has been entered into by the Company in respect of which any consent or clearance from the Inland Revenue or other appropriate Taxation or governmental authority was required.

        4.      Base Values and Acquisition Costs

                4.1 Save as disclosed in the Warrantors' Disclosure Letter the aggregate book value (exclusive of any value attributable to an asset in excess of its cost) of each of the assets of the Company in or adopted for the purposes of the Accounts does not exceed the aggregate written-down value of such asset for the purposes of CAA.

                4.2 Save as disclosed in the Warrantors' Disclosure Letter if each of the capital assets of the Company (excluding, for the avoidance of doubt, trading stock) were disposed of for a consideration equal to the book value of that asset in, or adopted for the purposes of, the Accounts, no liability to corporation tax on chargeable gains or balancing charge would arise.

                4.3 The Company does not own and has not agreed to acquire or dispose of any asset, nor has it received or agreed to receive any services or facilities (including without limitation the benefit of any licenses or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or otherwise than on an arm's length basis.

        5.      Distributions and Payments

                5.1 No security issued by the Company and remaining in issue as of the Completion was issued in such circumstances that the interest payable thereon falls to be treated as a distribution under section 209 of ICTA or section 418 of ICTA.

                5.2 The Company has not, since its inception, repaid, or agreed to repay, or redeemed, or agreed to redeem, or purchased or agreed to purchase any of its share capital, or capitalised or agreed to capitalise, in the form of debentures or redeemable shares, any profits or reserves of any class or description;

                5.3 The Company has not issued any share capital to which the provisions of section 249 of ICTA could apply nor does it own any such share capital.

        6.      Taxation Claims, Liabilities and Reliefs

                6.1 There are set out in the Warrantors' Disclosure Letter material details of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) at the Completion will have, on the basis of current law and practice as at the Completion Date an outstanding entitlement:

                        (a) to make any claim for relief under ICTA or any other statute relating to Taxation;

                        (b) to make any election for one type of relief, on one basis, system or method of Taxation, as opposed to another;

                        (c) to make an appeal (including a further appeal) against an assessment to Taxation;

                        (d) to make an application for the postponement of, or the payment by instalments of, any Taxation; or

                        (e) to disclaim or require the postponement of any allowance or relief.

                6.2 The Company is not, nor will it become, liable to pay, or make any reimbursement or give any indemnity in respect of, any Taxation (or any amounts corresponding thereto) in consequence of the failure of any person to discharge that Taxation within any specified period, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to the Completion.

        7.      Tax Residence and Status

                7.1 The Company has been resident for tax purposes in the United Kingdom at all times since its incorporation and the Company has never been resident in any other jurisdiction.

                7.2 The Company has not at any time been a trustee of any settlement for the purposes of Section 260 of TCGA.

        8.      Disallowance of Deductions

        No rents, interest, annual payments, emoluments, management or service fees or charges or other sums of an income nature (including benefits in kind) paid or provided by the Company since the Accounts Date or which the Company is under an obligation to pay or provide in the future are or may under the law currently in force be wholly or partially disallowable as deductions or charges in computing profits or against profits for the purposes of corporation tax by reason of any statutory provision relating to Taxation.

        9.      Corporation Tax on Chargeable Gains

                9.1 Neither the signing of this agreement nor Completion will result in any profit or gain being deemed to accrue to the Company for the purposes of Taxation whether pursuant to section 179 of TCGA or otherwise.

                9.2 The Company has not disposed of or acquired any asset in such circumstances that the provisions of section 17 of TCGA did or could apply thereto.

                9.3 No Taxation is or may become payable by the Company pursuant to section 189 or 190 of TCGA in respect of any transaction or event occurring on or prior to the Completion.

                9.4 The Company has not at any time made any claim under sections 152 to 156 or 175 or 247 of TCGA or under any other analogous provision under UK Taxation legislation which could affect the amount of any gain accruing or treated as accruing on a disposal of any asset by the Company; and no claim has been made by the Company or, so far as the Warrantors are aware, is capable of being made by any other company which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company which is to be taken into account in calculating any gain on subsequent disposal.

                9.5 The Company has not made any claim under any of the following:

                        (a) section 279 of TCGA (assets situated outside the United Kingdom);

                        (b) sections 48 or 280 of TCGA (tax on chargeable gains payable by instalments);

                        (c) section 24 of TCGA (assets of negligible value).

                9.6 The Company is not liable to be assessed to corporation tax on chargeable gains or to capital transfer tax or inheritance tax as donor or donee of any gift or transferor or transferee of value.

                9.7 In the period from the last Accounts Date to Completion, there has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of section 13 of TCGA.

                9.8 No consideration due to the Company after disposal has, so far as the Warrantors are aware, become irrecoverable within the meaning of section 48 of TCGA so as to entitle the Company to an adjustment.

        10.     Close Companies

                10.1 No distribution within section 418 of ICTA, so far as the Warrantors are aware, has ever been made by the Company, and no such distribution will be made prior to the Completion.

                10.2 No loan or advance within sections 419 to 422 (inclusive) of ICTA has ever been made by the Company.

        11.     Inheritance Tax

                11.1 The Company has not made any transfers of value for the purposes of section 94 of IHTA.

                11.2 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 of IHTA.

                11.3 No asset owned by, or shares or securities in, the Company is liable to be subject to any sale, mortgage or charge by virtue of section 212 of IHTA.

                11.4 There is not outstanding any Inland Revenue charge (as defined in section 237 of IHTA) over any asset of the Company or in relation to any shares in the capital of the Company.

        12.     Tax Avoidance

                12.1 The Company has not entered into or been party to any transaction, scheme or arrangement designed wholly or partly for the purpose of avoiding Taxation, which may result in a liability to Taxation on the Company pursuant to any of the following sections, namely sections 56, 56A, 116, 395 and 399; sections 703-746 (inclusive); section 767A; section 770; sections 774, 775 and 776, all ICTA;

                section 106 of TCGA; sections 29 and 30 of TCGA; sections 61, 75 and 142 of CAA.

                12.2 The Company has not received any formal notification from the Inland Revenue or its equivalent in other countries that it has commenced a formal investigation in respect of any transactions or arrangements involving the Company with a view to applying section 770 of ICTA, or equivalent legislation in other countries.

                12.3 The Company has not entered as lessor into any leasing transactions in respect of which capital allowances may be restricted or disallowed under section 22 or 47 of CAA.

                12.4 The Company has not without the prior consent of the Treasury entered into any of the transactions specified in sections 765 to 767 (inclusive) of ICTA.

        13.     Miscellaneous

                13.1 The Company has not entered into any loan relationship which is for an unallowable purpose as described in paragraph 13 of schedule 9 to the Finance Act 1996.

                13.2 The Company has not entered into any loan relationships or related transactions which are not at arm's length for the purposes of paragraph 11 of schedule 9 to the Finance Act 1996.

                13.3 The Company has not entered into any loan relationship with a connected person such that section 87 of the Finance Act 1986 could apply to that relationship and the Company has complied with all relevant provisions contained in Chapter II of Part IV of the Finance Act 1996 in respect of any loan relationships to which the Company is a party.

                13.4 No loan relationship to which the Company is a party is a convertible security for the purposes of section 92 of the Finance Act 1996 or linked to the value of chargeable assets for the purposes of section 93 of the Finance Act 1996.

                13.5 The Company has made no claim in respect of bad debts for the purposes of paragraph 5 of schedule 9 to the Finance Act 1996.

                13.6 The Company has not capitalised any debit in respect of a loan relationship in its accounts other than in relation to a fixed capital asset or project as referred to in paragraph 14 of schedule 9 to the Finance Act 1996.

        14.     Value Added Tax

                14.1 The Company:

                        (a) is duly registered for the purposes of VAT and has been so registered at all times when it has been legally required to be registered by the relevant legislation;

                        (b) has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT, including (for the avoidance of doubt) the terms of any agreement reached with HM Customs and Excise;

                        (c) maintains and has at all times maintained records which are correct and up-to-date in all material respects for the purposes of the legislation relating to VAT and has preserved such records materially in such form and for such periods as are required by such legislation;

                        (d) is not in arrears with any payment or returns required under any legislation relating to VAT, or legally liable to any abnormal or non-routine payment, or any forfeiture or penalty or fine or default surcharge, or to the operation of any penal provision relating to VAT or to pay any interest or fine as a result of making late VAT returns; and

                        (e) has not been required by Customs and Excise to give security.

                14.2 The Company has not at any time been legally regarded as a member of a group of companies for VAT purposes and no application for it to be so treated has at any time been made.

                14.3 So far as the Warrantors are aware, no act or transaction has been effected in consequence whereof the Company is or may be held legally liable for any VAT chargeable against any other company; and the Company is not, and has not agreed to become an agent, manager or factor for the purposes of section 47 of VATA of any person who is not resident in the United Kingdom.

                14.4 All supplies made by the Company are taxable supplies and the Company is not and, so far as the Warrantors are aware, will not be denied credit for any input tax by reason of the operation of any provisions of VATA and the regulations made thereunder; and all input tax for which the Company has claimed credit has been or will be paid by the Company timeously in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Company's business.

                14.5 No supplies have been made to the Company to which the provisions of section 8 to VATA might apply.

                14.6 No claims have been made by the Company since its inception in respect of which a refund of VAT has been received by the Company under section 36 of VATA.

                14.7 The Company does not have an interest in any land in relation to which an election has been made either by the Company or by any other person to an exemption from VAT pursuant to the provisions of schedule 10 of VATA.

                14.8 The Company does not use in the course or furtherance of its business any item to which Part XV of the VAT Regulations 1995 applies and in respect of which the period of adjustment will not have expired on or before the Completion.

                14.9 With regard to VAT, no transaction has been entered into by the Company since the Accounts Date in respect of which the Company is required to make a specific return or to provide information to a relevant Taxation Authority and in respect of which the time for making such return or providing such information will expire on or after the Completion.

                14.10 With regard to VAT, the returns submitted by the Company are not the subject of any dispute with HM Customs & Excise or other relevant or appropriate authority as of the Completion Date and the Company is not involved in any material dispute with HM Customs & Excise or other relevant or appropriate authority concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of the Company to account for VAT and is under no liability to pay any penalty or interest in connection with any claim for VAT.

        15.     Pension Schemes

        The Company has not since the Accounts Date received any payment to which section 601 of ICTA applies.

        16.     Share Schemes

                16.1 The Company is not a participating company in any scheme approved under section 185 or 186 of ICTA.

                16.2 The Company has not established or contributed to a qualifying employees share ownership trust as defined in schedule 5 of the Finance Act 1989.

        17.     Capital Allowances

                17.1 The Company has not since the Accounts Date done or omitted to do, or agreed to do or permitted to be done, any act (other than the sale of an asset at a price equal to its market value), nor has the Company suffered any occurrence, as a result of which any disposal value has been or may be required to be brought into account under section 24 of CAA, nor has there been, nor may there be, any recovery from the Company of excess relief within section 42 or 47 of CAA.

                17.2 Since the Accounts Date the Company has not done, nor has it omitted to do, nor agreed to do, nor permitted to be done, any act, nor, so far as the Warrantors are aware, has it suffered any occurrence, as a result of which any balancing charge has arisen or may arise under section 4 of CAA.

                17.3 The Company has not made any election under section 37 of CAA or engaged in any short-term leasing within section 40 of CAA.

                17.4 The Company has not taken or granted a lease of any assets in respect of which an election has been made under section 53 or 55 of CAA.

        18.     Stamp Duty and Stamp Duty Reserve Tax

                18.1 The Company has duly paid all stamp duty and all stamp duty reserve tax for which it has at any time been legally liable, and all documents which require to be stamped and which form part of the Company's title to any asset or which the Company may need to produce in court in evidence have been duly stamped.

                18.2 Since inception, the Company has not made any claim for relief or exemption under section 42 of the 1930 Act or sections 75 to 77 of the 1986 Act.

        19.     General

                19.1 No act or transaction has been effected to which the Company is a party in consequence whereof the Company has is or may be held legally liable for any Taxation primarily chargeable against some other person.

                19.2 The Company does not operate any scheme approved under section 202 of ICTA (payroll deduction scheme in respect of donations to charity) or under sections 169 to 184 of ICTA (profit related pay).

                                   SCHEDULE 5

                            CONDITIONS TO COMPLETION


1. The respective obligations under this agreement of each party hereto shall be subject to the satisfaction on or prior to Completion of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties:

        (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

        (b) The Purchaser, the Company and the Vendors shall have timely obtained from each Governmental Entity all approvals, waivers, clearances and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required from the Biotechnology and Biological Sciences Research Council and Ministry of Agricultural, Fisheries and Food, and under the Securities Act and under any state securities laws.

        (c) The relevant Vendors shall have received a letter dated prior to Completion, from HM Inland Revenue, giving clearance for the transactions contemplated by this agreement pursuant to Section 138 of the TCGA and Section 707 of the ICTA.

        (d) The boards of directors of the Purchaser and the Company shall have approved the transactions contemplated herein.

        (e) That 3i's payment of L 2,000,000 for D ordinary shares in the Company is received by the Company's Solicitors and is in cleared funds.

        (f) That the Purchaser receives confirmation from 3i and Roslin Institute that there are no outstanding sums owed to each or any of them by the Company.

        (g) That the sum of L 26,000 has been paid by the Company to 3i.

2. The obligations of the Vendors under this agreement shall be subject to the satisfaction at or prior to Completion of each of the following conditions, any of which may be waived, in writing, by the Warrantors' Representative and 3i:

        (a) The Vendors shall have been provided with a certificate executed by the secretary or assistant secretary of the Purchaser certifying:

                (i) resolutions duly adopted by the board of directors of the Purchaser authorising the execution of this agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                (ii) the incumbency of the officers of the Purchaser executing this agreement and all agreements and documents contemplated hereby.

        (b) The Company shall have received a certificate or certificates of the Secretary of State of the State of Delaware and any applicable franchise tax authority of such state, certifying as of a date no greater than three business days prior Completion that Purchaser has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorised to transact business as a domestic corporation.


3.

        (a) The Purchaser shall have been provided with a certificate executed by the Secretary of the Company certifying:

                (i) resolutions duly adopted by the board of directors and where relevant the Vendors of the Company authorising the execution of this agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                (ii) the memorandum and articles of association of the Company, as in effect immediately prior to Completion, including all amendments thereto; and

                (iii) the incumbency of the officers of the Company executing all agreements and documents contemplated hereby to be executed by the Company.

        (b) The Company shall have taken or caused to be taken such action as may be required under each outstanding option to enable the Purchaser to acquire shares in the Company granted to employees or consultants of the Company under any share option of the Company (each a "Company Option") and to cause each holder of a Company Option to enter into an Option Exchange Agreement.

        (c) The Purchaser shall have received an opinion from its financial advisor, J. P. Morgan, stating that in the opinion of such financial advisor, the terms of the transactions contemplated hereby are fair to the stockholders of the Purchaser from a financial point of view.

                                   SCHEDULE 6

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


Except as disclosed in the Purchaser's Disclosure Letter, the Purchaser hereby represents and warrants to the Vendors as follows:

        (a) The Purchaser is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Purchaser. The Purchaser does not have any subsidiaries or ownership interest in any other person including, for the avoidance of doubt, any company or corporation.

        (b) The authorised, issued and outstanding capital stock of Purchaser is as set forth on the Purchaser's Disclosure Letter. Other than as set forth in the Purchaser's Disclosure Letter and as contemplated under this Agreement, there are no other outstanding shares of capital stock or voting securities of Purchaser, and there are no other options, warrants, calls, rights, commitments or agreements of any character to which Purchaser is a party or by which it is bound obligating the Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Purchaser or obligating the Purchaser to grant, extend or enter into any such option, warrant, call right, commitment or agreement. All of the issued and outstanding shares of capital stock of the Purchaser are duly authorised, validly issued, fully paid, non-assessable and free of pre-emptive rights or option. The Consideration Shares when issued pursuant to this agreement will be duly authorised, validly issued, fully paid, non-assessable and free of pre-emptive rights or options.

        (c)The Purchaser has all requisite legal and corporate power and authority to enter into this agreement and to consummate the transactions contemplated hereby. The execution and delivery of this agreement and the consummation of the transactions contemplated hereby have been duly authorised by all necessary corporate action on the part of the Purchaser. This agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(d)

                (i) The execution and delivery of this agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Purchaser, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets.

                (ii) No consent, approval, order or authorisation of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Purchaser in connection with the execution and delivery of this agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for (i) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within 15 days after Completion, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the Consideration Shares issuable pursuant to this agreement and (iv) consents, authorisations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Purchaser and would not prevent, materially alter or delay any of the transactions contemplated by this agreement.

        (e)

                (i) The Purchaser has filed all forms, reports and documents required to be filed by the Purchaser with the SEC since July 30, 1996, and heretofore has made available to counsel for the Vendors copies, in the form filed with the SEC, of (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) all definitive proxy statements relating to Purchaser's meetings of stockholders (whether annual or special) held since July 30, 1996 and (iv) all other forms, reports and registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above and excluding exhibits to registration statements and materials relating to stock option and compensation plans) filed with the SEC by the Purchaser since June 30, 1996 and prior to the date hereof (collectively, the "Purchaser SEC Documents"). As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequent Purchaser SEC Document filed prior to the date of this agreement.

                (ii) The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of Purchaser and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Purchaser accounting policies except as described in the notes to the Purchaser Financial Statements.

        (f) Since December 31, 1998 (the "Purchaser Balance Sheet Date"), the Purchaser has conducted its business in the ordinary course in a manner consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to the Purchaser; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Purchaser, or any direct or indirect redemption, purchase or other acquisition by Purchaser of any of its shares of capital stock; (iii) any material amendment or change to the Purchaser's Certificate of Incorporation or Bylaws; or (iv) any negotiation or agreement by the Purchaser to do any of the things described in the preceding clauses (i) through (iii) (other than negotiations with the Company, the Vendors and their representatives regarding the transactions contemplated by this agreement).

        (g) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no judgement, decree or order against the Purchaser or, to the knowledge of the Purchaser, any of its directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this agreement, or that could reasonably be expected to have a Material Adverse Effect on the Purchaser.

        (h) The Purchaser has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorisation of a Governmental Entity that is required for the operation of the Purchaser's business ("Purchaser Authorisations"), and all of such Purchaser Authorisations are in full force and effect, except where the failure to obtain or have any of such Purchaser Authorisations could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

        (i) The Purchaser is purchasing the Sale Shares as principal and not as a nominee or agent on behalf of any other person.

        (j) The Purchaser acknowledges, without making any warranty or representation to the Warrantors that, as at the date of this agreement and except as set forth in the Warrantors' Disclosure Letter, there are no facts, matters or circumstances known to the Purchaser which would constitute a breach of the Warranties and accordingly is not entering into this agreement with a view to making any claim under the Warranties on the basis of the facts, matters and circumstances known to it.

        (k) The facts set out in the specific disclosures set out in the Purchaser's Disclosure Letter are true and accurate in all material respects.

SIGNED by SIMON BEST in the        )
presence of:                       )



SIGNED by JOHN CLARK in the        )
presence of:                       )



SIGNED by IAN KENT in the          )
presence of:                       )



SIGNED by IAN BIGGS in the         )
presence of:                       )



SIGNED by IAN WILMUT in the        )
presence of:                       )



SIGNED by                          )
for and on behalf of GERON         )
CORPORATION in the presence of:    )



SIGNED by                          )
for and on behalf of ROSLIN        )
INSTITUTE in the presence of:      )
[Roslin to confirm method of signing]



SIGNED by                          )
for and on behalf of 3I GROUP PLC  )
 in the presence of:               )

                                     ANNEX A

                             Unregistered Trademarks



                                      -84-